   As filed with the Securities and Exchange Commission on October 6, 1999

                           Registration No. 333-72975

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------


                                 AMENDMENT NO. 6
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            FINANCIAL INTRANET, INC.
                   ------------------------------------------
                   (Name of small business issuer in charter)

           Nevada                              7375                         88-0357272
State or other jurisdiction of     (Primary Standard Industrial    (IRS Employer I.D. Number)
incorporation or organization)      Classification Code Number)

                             410 Saw Mill River Road
                                Ardsley NY 10502
                                 (914) 242-4848
  ---------------------------------------------------------------------------
  (Address and telephone number, of registrant's principal executive offices)

                          Michael Sheppard, President
                          c/o Financial Intranet, Inc.
                             410 Saw Mill River Road
                                Ardsley NY 10502
                                 (914) 242-4848
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)
           (Name, address and telephone number, of agent for service)

                  Please send a copy of all communications to:

                            Steven W. Schuster, Esq.
                             McLaughlin & Stern, LLP
                               260 Madison Avenue
                            New York, New York 10016
                                 (212) 448-1100
                               Fax (212) 448-0066

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If this form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 of the Securities Act, check the following box /X/

                         CALCULATION OF REGISTRATION FEE


                                                                          Proposed Maximum     Proposed Maximum
             Title of Each Class of Security             Amount Being    Offering Price Per        Aggregate           Amount of
                     Being Registered                     Registered        Unit/Share(1)       Offering Price     Registration Fee

Shares of common stock $.001 par value(2).............     3,000,000          $1.00               $3,000,000          $  834.00
Shares of common stock underlying warrants(3)(4)......     3,485,000          $1.00               $3,485,000          $  968.83
Shares of common stock(4).............................     1,575,000          $1.00               $1,575,000          $  437.85
Shares of common stock underlying convertible
    promissory notes(3)(4)............................     3,375,000          $1.00               $3,375,000          $  938.25
Total registration fee................................                                                                $3,178.93(5)


(1) Estimated solely for the purpose of calculating the registration fee.
(2) Securities being registered for sale by Financial Intranet.
(3) Under Rule 416 there are also being registered such additional shares as may be issued as a result of the anti-dilution provisions of the warrants and the convertible promissory notes.
(4) Securities being registered for resale only.
(5) $8,521.43 previously paid as the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective on that date in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting under said Section 8(a), may determine.

                                EXPLANATORY NOTE

This registration statement covers the primary offering of common stock by Financial Intranet, Inc. and the offering of common stock by selling securityholders. Financial Intranet is registering under the primary prospectus 6,000,000 shares of common stock for sale. The selling securityholders are registering, under an alternate prospectus


         o 3,485,000 shares of common stock underlying the warrants owned by the selling security holders,



         o 3,375,000 shares of common stock underlying the convertible promissory notes owned by the selling securityholders (including an additional 1,125,000 shares of common stock being registered with respect to anti-dilution provisions linked to market price protection provisions in the promissory notes),


         o  1,575,000 shares of common stock previously issued and



The alternate prospectus pages, which follow the primary prospectus, contain sections which are to be combined with all of the sections contained in the primary prospectus, with the exceptions of the front and back cover pages and the section entitled "The Offering." Furthermore, all references contained in the alternate prospectus to the "offering" shall refer to Financial Intranet's offering under the primary prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not an offer to buy these securities in any state where the offer or sale is not permitted.



                   SUBJECT TO COMPLETION DATED OCTOBER 6, 1999


                                   PROSPECTUS


                        3,000,000 Shares of Common stock


                            Financial Intranet, Inc.

                                 $       per share



         Financial Intranet, Inc. is directly offering 3,000,000 shares of common stock. The public offering price of the common stock is anticipated to be between $.025 and $1.75 per share. We are not required to sell any specific number or amount of common stock. We will use our best efforts to sell the common stock offered without discounts or selling commissions. We will receive a maximum of $2,820,000 before expenses if we sell all 3,000,000 shares. Our common stock is listed on the OTC Bulletin Board maintained by the NASD under the symbol "FNTN."


         These are speculative securities and this investment involves a high degree of risk. See "Risk Factors" beginning on page 6.

         We will offer the common stock for a maximum of 6 months from the date of this prospectus. The funds will not be placed in an escrow account. We will keep the proceeds as shares of common stock are purchased.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of the prospectus. Any representation to the contrary is a criminal offense.


         Selling securityholders are offering under an alternate prospectus 5,735,000 shares of common stock underlying warrants and convertible promissory notes and 1,575,000 shares of common stock previously issued.


              The date of this prospectus is                 , 1999

                                TABLE OF CONTENTS

                                                                           Page

Prospectus summary .......................................................    3
Risk factors .............................................................    6
Use of proceeds ..........................................................   10
Capitalization ...........................................................   11
Dilution .................................................................   12
Dividend policy ..........................................................   15
Management's discussion and analysis of
 financial condition and results of
 operations ..............................................................   16
Business .................................................................   21
Management ...............................................................   32
Certain transactions .....................................................   38
Principal stockholders ...................................................   39
Selling securityholders ..................................................   40
Description of securities ................................................   44
Shares eligible for future sale ..........................................   46
Plan of distribution .....................................................   47
Legal matters ............................................................   48
Experts ..................................................................   48
Available
information...............................................................   49
Financial statements .....................................................  F-1

                               PROSPECTUS SUMMARY


                            About Financial Intranet


         We are an emerging media and communications company providing specialized services to the investment industry.

         Our principal executive office is located at 410 Saw Mill River Road, Suite 2040, Ardsley, New York 10502. Our telephone number is (914) 973-5060.


                                                           The offering
Securities offered:                             3,000,000 shares of common stock

Offering price:                                 $1.00 per share of common stock.

Securities outstanding prior to the
   offering:                                    23,644,292 shares

Securities outstanding after
   offering:                                    32,379,292 shares. The number assumes conversion of the selling securityholders' convertible promissory notes and exercise of the selling securityholders' warrants and the issuance of additional shares to the selling securityholders but assumes no exercise of any other outstanding options or warrants.

Risk factors:                                   An investment in the common stock is highly speculative and involves substantial risks.

Use of proceeds:                                Financial Intranet will receive maximum net proceeds from its sale of the common stock of approximately $5,820,000. We intend to use the proceeds from an offering of a minimum of $3,000,000 of gross proceeds for the following categories:

                                                o marketing and sales
                                                o capital expenditures
                                                o expansion of network architecture
                                                o repayment of past due accounts payable
                                                o research and development
                                                o deposits with telecom carriers
                                                o working capital.

                                                Financial Intranet may not spend proceeds on all of these
                                                categories if we receive gross proceeds of less than $3,000,000.
                                                If we receive gross proceeds of $500,000, we will only spend the proceeds on marketing and sales and repayment of past due accounts payable.

OTC Bulletin Board symbol:                      FNTN

                             SELECTED FINANCIAL DATA


The selected financial data as of December 31, 1997 and 1998 and June 30, 1998 and 1999 and for the fiscal years ended December 31, 1997 and 1998 and six months ended June 30, 1998 and 1999 have been derived from our audited and unaudited consolidated financial statements, including the related notes, included elsewhere in this prospectus. This financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes appearing elsewhere in this prospectus.



                                               Year Ended December 31     Quarter Ended June 30      Six Months Ended June 30

                                                 1997        1998           1998          1999         1998            1999
                                                 ----        ----           ----          ----         ----            ----
Statement of operations data:
Total revenue..............................          $0    $    89,169    $    18,429   $     5,537  $    54,360    $    12,278
Cost of revenue ...........................           0        163,033         32,896        11,629       47,052         34,970
Operating expenses.........................     817,280      2,065,976        253,751       389,364      504,482        986,682
Loss from operations.......................    (817,280)    (2,139,840)      (253,218)     (395,456)    (497,174)    (1,009,374)
Other expense..............................        (150)        (2,138)           260      (251,294)        (463)    (1,233,900)
Net loss...................................    (817,430)    (2,141,978)      (252,958)     (646,750)    (497,637)    (2,243,274)
Net loss per common share..................       (0.07)         (0.12)          (.01)         (.03)        (.03)          (.10)
Weighted average shares outstanding........  10,932,900     18,328,984     17,415,372    23,231,514   17,415,372     23,069,900



                                                           December 31, 1998                  June 30, 1999
                                                           -----------------                  -------------
Balance  sheet data:
Working capital (deficit).............................        $ (667,438)                       $ (622,396)
Total assets..........................................         1,413,148                         1,217,170
Total long-term debt..................................           500,000                           500,000
Total stockholders' equity (deficit)..................            42,963                            (8,297)

                                  RISK FACTORS


Investors can have difficulty evaluating our prospects because we commenced business in the fall of 1998 and have a limited operating history for investors to analyze.


         We began building our infrastructure and our research and development for our intranet in February 1997 and offer a limited relevant operating history. You should consider our prospects in light of the risks, expenses and difficulties frequently encountered by new businesses in connection with the marketing and sale of new products and services.


Our projected losses raise substantial doubt about our ability to continue operations unless we obtain financing or generate adequate revenues.


         Unless we generate sufficient revenues or obtain financing through this offering or another means, our operations in the development stage raise substantial doubt about our ability to continue as a going concern. We had net losses of $817,430 for the year ended December 31, 1997 and $2,141,978 for the year ended December 31, 1998. We have had limited revenues since inception. We had no revenues from inception through December 31, 1997. We had revenues of $89,169 in 1998. We expect to incur up-front operating costs to expand our marketing efforts, which may result in further losses. We will not be profitable until we establish a broader customer base for our services and derive substantial revenues from our sale of communications and intranet services.

Because our business depends on a limited number of products, the lack of success for any one of them would reduce the value of our securities.

          Our business may be adversely affected if we receive lower than anticipated revenues from either of our two principal sources:

             o communications services with value added features for
               broker/dealers and financial advisors, and

             o marketing services for mutual funds and other financial product companies.

Telecommunications companies and others with greater resources and name recognition could make it very difficult to compete.

         Telecommunications companies and other distributors of financial information are our most significant competitors. Many competitors have greater financial, technical, marketing, sales and customer support and other resources. Many competitors have reputations for successfully developing, licensing and selling their products and technologies. Competitors may be able to undertake more extensive marketing campaigns and adopt more aggressive pricing policies than we. They may be able to add value-added services, similar to ours. In that case, we may face significant price competition and reduced profit margins. We may not be able to compete successfully with larger companies.

Technological changes have lowered the cost of operating in our industry, which has increased competition and could reduce anticipated profit margins.

         Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce our cost of providing services but also facilitate increased competition by reducing competitors' costs in providing similar services. Such competition could increase price competition and reduce anticipated profit margins.

Our lack of patent or copyright protection may increase the difficulty of protecting our rights to our technology.

         We regard the technology we use as proprietary, but have no existing or pending patent or copyright protection. Our success depends in part on our ability to protect our technology and other intellectual property by relying on one or more of the following:

         o confidentiality agreements with employees and third parties
         o license agreements with consultants, vendors and customers
         o trade secret laws
         o trademark laws
         o common law copyright

We have signed agreements with third parties who have access to our technology. Despite such protections, a third party could copy or otherwise obtain and use our products or technology, or develop similar technology independently. We may be forced to litigate to protect our interests. Litigation of this type is frequently expensive. We may not have the financial resources to pursue such litigation. We cannot be assured of success without patent and copyright protection.


Because success in offering our intranet and other communications services depends on constantly changing technologies, our success in developing and using the proprietary data mining software depends on our ability to protect our proprietary technology from adverse claims.


         While we consider our technology unique, others utilize similar technologies. These companies may claim that we have breached their copyrights, patents or proprietary rights. We may be forced to litigate these disputes. This litigation would be expensive with no assurance of success. To our knowledge, we do not infringe on any other proprietary technologies and we have received no claims alleging infringement from others.


We currently have no assured sources for additional financing, and our success may depend on our ability to obtain further financing following this offering.



         We anticipate that the net proceeds from the sale of all of the shares and income from operations will satisfy our financial requirements for at least 24 months following the date of this prospectus. We base this expectation on our current operating plan. The plan may change because of events within and outside of our control. In the event of a change, we may require additional financing sooner than anticipated. Opportunities including an acquisition may arise which may require additional financing. We may not be able to obtain funding on a timely basis, on favorable terms, or at all. We do not have a credit facility or any committed source of financing. Our business, financial condition and results of operations will suffer if we are unable to obtain the financing we need or to generate sufficient funds from operations. Although we anticipate that we will continue to offer our existing services to additional customers, we may curtail our planned expansion and may be unable to fund ongoing operations.


The ability of our officers and principal shareholders to control our business may limit minority shareholders' ability to influence corporate affairs.



         As of October 1, 1999, Michael Sheppard, President, Maura Marx, Executive Vice President and Ben B. Stein, a consultant, own approximately 21.0% of the outstanding shares of our common stock. They would own 35.2% of the outstanding shares of common stock if they exercised all their options with an exercise price of $.19 per share prior to completion of this offering. They would own 24.4% of the outstanding shares of common stock if they exercised all their options and we sold all 3,000,000 shares in this offering and the selling securityholders exercised all their warrants and converted all their promissory notes. The exercise of such options by Messrs. Sheppard and Stein and Ms. Marx may enable them to elect our directors and determine our policies.


Because we only have a single location for our computer equipment and no secondary systems, any disruption to our computer system could adversely affect our business.



         Substantially all of our communications hardware and computer hardware operations are located at our offices in Ardsley, New York. Our system is vulnerable to damage from:

         o    fire,
         o    flood,
         o    power loss,
         o    telecommunications failures, and
         o    break-ins and similar events.

         We do not have any secondary systems, although we intend to establish such a system with the proceeds of a maximum offering. We believe that a total system failure would not result in interruption of our business for more than two weeks. We have a disaster recovery plan and carry business interruption insurance. However, any significant failure in our services could cause significant harm to our customer relations.


Our potential issuance of shares upon the exercise of options or conversion of promissory notes at prices below the offering price could reduce the market price of our stock.


         The purchase of our stock by these investors or their potential of purchases at below market price may reduce the market price of our stock. We have issued stock options, warrants and convertible notes to persons who invested in us or provided goods, services or credit. These people have the right to purchase up to 12,015,299 shares at various prices below that offered in this prospectus.


The sale of shares by selling security holders at the same time that we sell shares could reduce the market price of our stock.


         This prospectus is part of a larger registration statement. The registration statement contains a second prospectus which allows a number of investors to sell up to 7,310,000 shares of stock. The selling security holders' sale of their shares may reduce the market price of our stock. Some of the shares can only be offered after the investors have exercised warrants, but the exercise prices of the warrants are below the market price of our stock. If sales by the selling security holders cause the market price of our stock to fall below our offering price, we may be unable to complete the offering of our common stock which would reduce the proceeds to Financial Intranet.


The price of our stock may decrease as a result of sales of stock that are not currently freely tradeable.

         6,079,570 shares of common stock held by present shareholders have not been registered under the Securities Act of 1933. The stock can be sold under Rule 144. Sales of substantial amounts of stock under Rule 144 could adversely affect the market price of the shares and make it more difficult for us to sell our stock in the future.

The failure of third party vendors to be year 2000 compliant could adversely affect us.

         We work with a number of sophisticated companies in the telecommunications industry, including Siemens and Frontier, who have certified that they are year 2000 compliant. However, entities with which we transact business, including customers and vendors may suffer from the year 2000 problem. We cannot be certain their products or systems are year 2000 compliant. We cannot predict the effects of the year 2000 problem on such entities or on the economy in general, or the resulting effects on us. We may suffer interruptions or additional expense or lose revenue to the extent customers or vendors are not compliant.

                                 USE OF PROCEEDS

The gross and net proceeds which we will receive from the sale of the common stock cannot be fully determined. The following table shows the use of proceeds in three different situations depending on the success of our offering. In each case, we assume our offering expenses will be approximately $180,000.



GROSS  OFFERING:                                  MAXIMUM                       MID-RANGE                       MINIMAL

                                                $3,000,000                     $1,500,000                      $500,000
                                                ----------                     ----------                      --------
                                          Approximate                   Approximate                    Approximate
Application of Proceeds                  dollar amount   Percentage    dollar amount    Percentage    dollar amount    Percentage
-----------------------                  -------------   ----------    -------------    ----------    -------------    ----------
Marketing and sales                      $     880,000        31.2%          380,000         26.8%    $     130,000         40.6%

Capital expenditures for equipment             450,000        16.0%          225,000         15.8%                0          0.0%

Disaster recovery programs and                 100,000         3.5%           50,000          3.5%                0          0.0%
expansion into other geographical
markets

Expand network architecture for                350,000        12.5%          175,000         12.3%                0          0.0%
switching and installation of
cabling to customers

Payment of past due accounts payable           195,000         6.9%          107,500          7.6%           70,000         21.9%

Research and development of                    250,000         8.8%          125,000          8.8%                0          0.0%
additional product and software
development tools

Deposits with telcom carriers who               75,000         2.6%           37,500          2.6%                0          0.0%
provide communications services
that we resell

Repayment of Promissory Note                   120,000         4.3%          120,000          8.5%          120,000         37.5%

Working capital, primarily general             400,000        14.2%          200,000         14.1%                0          0.0%
& admin. expenses
                                         -------------       ------    -------------        ------    -------------        ------
Net proceeds, after deducting            $   2,820,000       100.0%    $   1,420,000        100.0%    $     320,000        100.0%
offering expenses



         Our allocation of net proceeds represents our best estimate based upon present plans. We may reallocate some of the proceeds if our plans change. We have broad discretion as to the application of a significant portion of the net proceeds without having to seek the approval of the investors in this offering. Future events may cause us to reallocate our resources, including cash, for uses not presently contemplated by us.

         Selling commissions of up to $600,000 and non-accountable expense allowances of up to $180,000 may be deducted from the proceeds and a reallocation would occur if any broker/dealers participate in the offering.

         We believe that the net proceeds from its offering and revenues generated by planned operations will satisfy our working capital needs for the next 24 months. However, Financial Intranet may require additional financing to expand its business. We will require additional financing for any acquisitions and do not know the means or terms of financing any acquisition or whether such financing would be available on acceptable terms. We have no commitments or understandings for any acquisitions.


         If we receive minimal proceeds from this offering, we anticipate using $300,000 of such investment for marketing and sales and the balance for repayment of the promissory note and working capital. Financial Intranet can't predict the amount or potential source of other funds and has no current other commitments to obtain such funds. We can't be assured of obtaining additional financing on acceptable terms when needed.



         A portion of the proceeds will be used to repay a promissory note in the principal amount of $120,000 plus accrued interest at the rate of 8% per annum, which note is due on December 26, 1999. We executed the note on September 27, 1999 and are using the proceeds for payment of past due accounts payable and working capital.

                                 CAPITALIZATION



The following table shows our capitalization as of June 30, 1999. The information below should be read in conjunction with the other financial information contained elsewhere in this prospectus.



                                                                                                June 30, 1999
                                                                                                -------------
Total short-term debt including current maturities of long-term debt.......................       $       -0-
Total long-term debt, less current maturities..............................................          500,000
Stockholders' deficit......................................................................           (8,297)
                                                                                                  ----------
   Common stock, $.001 par value; 50,000,000 shares authorized; 23,624,292 shares
      issued and outstanding...............................................................           23,624
                                                                                                  ----------
   Paid in capital.........................................................................        5,762,643
   Deferred compensation cost..............................................................         (557,384)
   Accumulated deficit during the development stage........................................       (5,237,180)
                                                                                                  -----------
Total stockholder's deficit................................................................          $(8,297)
                                                                                                     =======

                                    DILUTION


Purchasers of the shares of Financial Intranet will experience an immediate and substantial dilution in the net tangible book value per share of their investment. As of June 30, 1999, Financial Intranet had an aggregate of 23,624,292 shares of common stock outstanding and a net tangible book value of $(308,408) or $(.01) per share of common stock. See the June 30, 1999 financial statements. "Net Tangible Book Value Per Share" represents the total amount of Financial Intranet's tangible assets, less the total amount of its liabilities, divided by the total number of shares of common stock outstanding.



                                Maximum Offering



Our proforma net tangible book value would be $.10 per share after giving effect to our sale of 3,000,000 shares at the offering price of $1.00 per share of common stock. This amount represents an immediate dilution of approximately $.90 per share of common stock to new investors. At the same time, it represents an immediate increase of $.22 per share of common stock to stockholders. Dilution is defined as the difference between the attributed price per share of common stock to purchasers in Financial Intranet's offering and the proforma net tangible book value per share of common stock as of June 30, 1999. The increase is defined as the difference between the proforma net tangible book value per share of common stock as of June 30, 1999 and the proforma net tangible book value per share of common stock as of June 30, 1999 after giving effect to the issuance of 7,310,000 shares of common stock. Such increase to current stockholders is solely attributable to the cash price paid by purchasers of the common stock offered for sale by Financial Intranet.



The following table illustrates the per share dilution as of June 30, 1999:



 Public offering price per share                                         $1.00

 Net proforma tangible book value per share before giving
 effect to Financial Intranet's offering                                 $(.01)

 Increase per share attributable to the net proceeds of the
 sale of 3,000,000 shares of common stock offered by
 Financial Intranet                                                      $ .10

 Proforma net tangible book value per share as of June 30, 1999
 reflecting Financial Intranet's offering                                $ .17

 Dilution per share to purchasers in Financial Intranet's offering       $ .83



In order to make these calculations, we included the following:


o 3,485,000 shares of common stock issuable upon exercise of the warrants issued to selling securityholders;


o 2,250,000 shares of common stock issuable upon conversion of the selling securityholders' convertible promissory notes; and


o  1,575,000 shares of common stock issued to the selling securityholders.



We excluded the following:


o 898,442 shares of common stock issuable upon exercise of outstanding stock options and warrants at exercise prices from $.18 to $1.20 per share;



o 5,202,162 shares of common stock issuable upon exercise of options at an exercise price of $.19 per share; or


o shares that may be issuable under anti-dilution provisions and market price protection provisions of convertible promissory notes issued to the selling security holders.

         The following table sets forth, as of June 30, 1999, a comparison of the number of shares of common stock acquired by current stockholders, the total consideration paid for such shares of common stock and the average price per share paid by current stockholders of common stock and to be paid by the prospective purchasers of the shares of common stock offered for sale by Financial Intranet. The calculations are based upon the anticipated public offering price of $1.00 per share of common stock, before deducting estimated offering expenses.



                        Common stock Acquired           Total Consideration
                       -----------------------      --------------------------
                          Number      Percent          Amount          Percent        Average Price Per Share
                          ------      -------          ------          -------        -----------------------
Current Stockholders:  23,624,292       88.7%       $ 5,786,267         65.9%                   $.245
       New Investors:   3,000,000       11.3%         3,000,000         34.1%                    1.00
                       ----------      ------       -----------        ------                   -----
               Total:  26,624,292       100%        $ 8,786,267         100%                    $.398



                               Mid-Range Offering



Our proforma net tangible book value would be $.05 per share after giving effect to our sale of 1,500,000 shares at the offering price of $1.00 per share of common stock. This amount represents an immediate dilution of approximately $.95 per share of common stock to new investors. At the same time, it represents an immediate increase of $.20 per share of common stock to stockholders. Dilution is defined as the difference between the attributed price per share of common stock to purchasers in Financial Intranet's offering and the proforma net tangible book value per share of common stock as of June 30, 1999. The increase is defined as the difference between the proforma net tangible book value per share of common stock as of June 30, 1999 and the proforma net tangible book value per share of common stock as of June 30, 1999 after giving effect to the issuance of 7,310,000 shares of common stock. Such increase to current stockholders is solely attributable to the cash price paid by purchasers of the common stock offered for sale by Financial Intranet.



The following table illustrates the per share dilution as of June 30, 1999:



 Public offering price per share                                         $1.00

 Net proforma tangible book value per share before giving effect         $(.01)
 to Financial Intranet's offering

 Increase per share attributable to the net proceeds of the sale         $  .5
 of 1,500,000 shares of common stock offered by Financial Intranet

 Proforma net tangible book value per share as of June 30, 1999         $  .12
 reflecting Financial Intranet's offering

 Dilution per share to purchasers in Financial Intranet's offering      $  .86


In order to make these calculations, we included and excluded the same shares of common stock as in the maximum offering.


         The following table sets forth, as of June 30, 1999, a comparison of the number of shares of common stock acquired by current stockholders, the total consideration paid for such shares of common stock and the average price per share paid by current stockholders of common stock and to be paid by the prospective purchasers of the shares of common stock offered for sale by Financial Intranet. The calculations are based upon the anticipated public offering price of $1.00 per share of common stock, before deducting estimated offering expenses.

                        Common stock Acquired           Total Consideration
                       -----------------------      --------------------------
                          Number      Percent          Amount          Percent        Average Price Per Share
                          ------      -------          ------          -------        -----------------------
Current Stockholders:  23,624,292       94.0%       $ 5,786,267         79.4%                   $.245
       New Investors:   1,500,000        6.0%         1,500,000         20.6%                    1.00
                       ----------      ------       -----------        ------                   -----
               Total:  25,124,292       100%        $ 7,286,267         100%                    $.33



                                Minimal Offering


Our proforma net tangible book value would be $.01 per share after giving effect to our sale of 500,000 shares at the offering price of $1.00 per share of common stock. This amount represents an immediate dilution of approximately $.99 per share of common stock to new investors. At the same time, it represents an immediate increase of $.12 per share of common stock to stockholders. Dilution is defined as the difference between the attributed price per share of common stock to purchasers in Financial Intranet's offering and the proforma net tangible book value per share of common stock as of June 30, 1999. The increase is defined as the difference between the proforma net tangible book value per share of common stock as of June 30, 1999 and the proforma net tangible book value per share of common stock as of June 30, 1999 after giving effect to the issuance of 7,310,000 shares of common stock. Such increase to current stockholders is solely attributable to the cash price paid by purchasers of the common stock offered for sale by Financial Intranet.



The following table illustrates the per share dilution as of June 30, 1999:



 Public offering price per share                                        $1.00

 Net proforma tangible book value per share before giving effect        $(.01)
 to Financial Intranet's offering

 Increase per share attributable to the net proceeds of the sale        $ .01
 of 500,000 shares of common stock offered by Financial Intranet

 Proforma net tangible book value per share as of June 30, 1999         $ .11
 reflecting Financial Intranet's offering

 Dilution per share to purchasers in Financial Intranet's offering      $ .89


In order to make these calculations, we included and excluded the same shares of common stock as the maximum offering.


         The following table sets forth, as of June 30, 1999, a comparison of the number of shares of common stock acquired by current stockholders, the total consideration paid for such shares of common stock and the average price per share paid by current stockholders of common stock and to be paid by the prospective purchasers of the shares of common stock offered for sale by Financial Intranet. The calculations are based upon the anticipated public offering price of $1.00 per share of common stock, before deducting estimated offering expenses.



                        Common stock Acquired           Total Consideration
                       -----------------------      --------------------------
                          Number      Percent          Amount          Percent        Average Price Per Share
                          ------      -------          ------          -------        -----------------------
Current Stockholders:  23,624,292       97.9%       $ 5,786,267         92.0%                   $.245
       New Investors:     500,000        2.1%           500,000          8.0%                    1.00
                       ----------      ------       -----------        ------                   -----
               Total:  24,124,292       100%        $ 6,286,267         100%                    $.261


                                 DIVIDEND POLICY

Financial Intranet has not paid and does not anticipate paying any dividends on its common stock in the foreseeable future. Financial Intranet currently intends to retain all working capital and earnings, if any, to finance its business operations and expansion. The payment of any cash dividends will be at the discretion of the board of directors and will be dependent upon Financial Intranet's results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by the board of directors.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements and notes included elsewhere in this prospectus.


Results of operations:


Year ended December 31, 1998 compared with year ended December 31, 1997


Revenue


Our principal source of revenue was income from the resale of telephone and data communication. Revenue for the year ended December 31, 1998 was $89,169 as compared with no revenue in the prior year. Financial Intranet is a development stage company and in 1997 had not commenced operations. We expect to derive growth in revenues primarily through increased volume of communications usage sold.


Cost of revenue


Financial Intranet's cost of revenue consists primarily of telephone communications lines and the internet access and hosting expenses required to support and deliver Financial Intranet's communications services. Cost of revenues for the year ended December 31, 1998 was $163,033 compared with no costs in the prior year. We expect cost of revenues to increase in direct relationship to the future revenues anticipated from increases in usage volume.


Sales and marketing expenses


Sales and marketing expenses consist primarily of commissions to our sales force and promotional, advertising and public relations costs. Sales and marketing expenses decreased 10% from $55,794 in 1997 to $50,246 in 1998. Lower advertising and promotion costs were partially offset by commission expenses paid to Financial Intranet's sales force, which did not exist in 1997. We expect sales and marketing expenses to increase due to the growth of the sales force as well as the increased advertising and promotional activities.


General and administrative expenses


General and administrative expenses consist primarily of


o employee compensation and related expenses (including payroll taxes and benefits) for executive, administrative and operations personnel
o licensing, legal and other professional fees
o travel and entertainment
o facility and office-related costs such as rent, insurance and telephone.


These costs increased 32% from $748,214 in 1997 to $988,509 in 1998 principally due to increased payroll and office costs, as well as higher legal fees and a $41,200 reserve for the potential uncollectibility of a long-term note receivable. Included in these 1998 costs are $90,626 in non-cash issuance of common stock to outside consultants in lieu of services performed. Management expects general and administrative expenses to increase in future periods to support the growth of the business.


Other financing-related expenses



Other financing-related expenses charged to operations consist of non-cash costs of the issuance of common stock, warrants and stock options. These expenses increased from $13,272 in 1997 to $897,808 in 1998.



Depreciation and  amortization

Depreciation and amortization consists primarily of depreciation of computer equipment and amortization of software development costs. These activities were effectively placed in service in 1998. No depreciation and amortization costs existed in 1997. The 1998 expenses were $129,413, which represents a half-year of depreciation and amortization.


Other income and expense


Other income consists principally of interest from loans, notes receivable and short-term investments. Interest and other income increased 67% from $ 2,475 for the year ended December 31, 1997 to $4,140 for the year ended December 31, 1998. Interest expense consists of interest accrued on loans and notes payable to officers. Interest expense more than doubled from $2,675 for the year ended December 31, 1997 to $6,278 for the year ended December 31, 1998.


Income taxes


No provision for federal and state income taxes has been recorded as Financial Intranet incurred net operating losses in both 1997 and 1998. Financial Intranet had approximately $634,000 of net operating loss carryforward for federal income tax purposes as of December 31, 1997. We have not determined the net operating loss carryforward as of December 31, 1998 because we have not filed our tax returns for such period. The net operating loss will be available to offset future taxable income. Given Financial Intranet's limited operating history, losses incurred to date and the difficulty in accurately forecasting Financial Intranet's future results, management does not believe that the realization of the potential future benefits of these carryforwards meets the criteria for recognition of a deferred tax asset required by generally accepted accounting principles and, accordingly, a full 100% valuation allowance has been provided.


Six months ended June 30, 1999 compared with six months ended June 30, 1998 (unaudited)


Revenue


Our principal source of revenue was from the resale of telephone and data communications. Revenue for the six months ended June 30, 1999 was $12,278, after a deduction for credits of $3,200 issued to a customer, as compared with $54,360 in the same period of the prior year. The lower revenue was principally attributable to changing the carriers who supply us with the telecommunication services we resell. Switching carriers, and associated third party billing practices, from MCI/Worldcom to Frontier caused delays in converting existing customers and in growing the customer base, thereby severely impacting reported revenues. As a change in carriers is considered by the company as a material, non-recurring event, it is not anticipated that such an event will likely occur again or, if so, have the adverse impact on the financial statements as has been reflected.


Cost of revenue


Financial Intranet's cost of revenue consists primarily of telephone communications lines and internet access costs required to support and deliver Financial Intranet's communications services. Cost of revenues for the six months ended June 30, 1999 was $34,970 compared with $47,052 in the prior year. We expect cost of revenues to increase in direct relationship to the future revenues anticipated from increases in usage volume.


Sales and marketing expenses


Sales and marketing expenses consist primarily of commissions to our sales force and promotional, advertising and public relations costs. Sales and marketing expenses increased 234% from $27,347 in 1998 to $91,293 in 1999. Web advertising and hosting costs, partially offset by lower commissions paid to Financial Intranet's sales force, primarily accounted for the increase. We expect sales and marketing expenses to increase due to the growth of the sales force as well as the increased advertising and promotional activities.


General and administrative expenses


General and administrative expenses consist primarily of

o employee compensation and related expenses (including payroll taxes and benefits) for executive, administrative and operations personnel
o  licensing, legal and other professional fees
o  travel and entertainment

o facility and office-related costs such as rent, insurance, maintenance and telephone.

These costs increased 11% from $444,037 in 1998 to $492,550 in 1999 principally due to increased professional fees for the public offering registration. Management expects general and administrative expenses to increase in future periods to support the growth of the business.


Other financing-related expenses


Other financing-related expenses charged to operations consist of non-cash costs of the issuance of common stock, warrants and stock options. These expenses increased from $27,408 in 1998 to $267,372 in 1999.


Depreciation and amortization


Depreciation and amortization consists primarily of depreciation of computer equipment and amortization of software development costs and debt issuance costs. Software development costs of $5,690 were amortized in 1998. No depreciation was taken in the first six months of 1998 because the equipment had not yet been placed in service. The 1999 expenses for the first six months were $135,467, which consisted of $92,736 in depreciation and $42,731 in amortization.


Other income and expense


Other income consists principally of interest from loans, notes receivable and short-term investments. Interest and other income increased from $1,754 for the six months ended June 30, 1998 to $2,366 for the six months ended June 30, 1999. Interest expense consists of interest accrued on loans and convertible notes payable. Interest expense increased from $2,217 for the six months ended June 30, 1998 to $1,236,266 for the six months ended June 30, 1999. The increase is attributable to the favorable conversion terms of convertible notes issued in February 1999. (See note 12 of the financial statements.)


Income taxes


No provision for federal and state income taxes has been recorded as Financial Intranet incurred net operating losses in the first 2 quarters of 1998 and 1999. The net operating losses will be available to offset future taxable income. Given Financial Intranet's limited operating history, losses incurred to date and the difficulty in accurately forecasting Financial Intranet's future results, management does not believe that the realization of the potential future benefits of these carryforwards meets the criteria for recognition of a deferred tax asset required by generally accepted accounting principles and, accordingly, a full 100% valuation allowance has been provided.


Liquidity and capital resources


We had balances of $52,523 and $149,225 in cash and cash equivalents at June 30, 1999 and December 31, 1998, respectively.


Financial Intranet had negative working capital of $(667,438) at December 31, 1998. Net cash used in operating activities was $453,786 for the year ended December 31, 1998. Cash used in operating activities was primarily attributable to a net loss of $2,141,978 partially offset by non-cash items such as depreciation and amortization of $129,413, stock compensation costs of $897,808, as well as positive changes in working capital. Net cash used in operating activities for the year ended December 31, 1997 was $533,042 which was principally due to the net loss of $817,430, partially offset by $159,290 in consulting services paid by issuance of common stock and positive changes in working capital.


Financial Intranet had negative working capital of $(622,396) at June 30, 1999. Net cash used in operating activities was $607,167 for the six months ended June 30, 1999. Cash used in operating activities was primarily attributable to a net loss of $2,243,274. This was partially offset by non-cash items such as interest expense of $1,209,000 due to favorable conversion terms, depreciation and amortization of $135,467 and stock compensation costs of $267,372. Net cash provided by operating activities for the six months ended June 30, 1998 was $166,015, which was principally due to the net loss of $497,637 being more than offset by positive changes in working capital.


Net cash used in investing activities of $859,343 for the year ended December 31, 1998 was primarily attributable to capital expenditures of $833,128 and capitalized software development costs of $41,551, partially offset by a $15,336 loan repayment from an officer. Net cash used in investing activities of $365,597 for the year ended December 31, 1997 was due to $235,712 in capital equipment acquired, $68,275 in software development costs, $20,410 in loans advanced to an officer and notes receivable advances of $41,200.


Net cash used for investing activities of $21,535 for the six months ended June 30, 1999 was primarily attributable to capital expenditures. Net cash used in investing activities of $846,609 for the six months ended June 30, 1998 was principally due to capital equipment acquired.


Net cash provided by financing activities for the year ended December 31, 1998 was $1,460,425 and consisted of proceeds from the issuance of common stock and convertible promissory notes, less related financing costs and a $47,250 repayment of a vendor loan. Net cash provided by financing activities for the year ended December 31, 1997 was $900,466, and consisted of proceeds from the issuance of common stock, less related financing fees, and proceeds from a vendor loan, which was repaid during 1998.


Net cash provided by financing activities for the six months ended June 30, 1999 was $532,000 and consisted of proceeds from the issuance of convertible promissory notes, less related financing costs and repayments to an officer. Net cash provided by financing activities for the six months ended June 30, 1998 was $976,900, and consisted primarily of proceeds from the issuance of common stock, less related financing fees and repayments to an officer.



We believe that the cash proceeds from the offering, together with existing private placement arrangements, will be sufficient to meet anticipated cash requirements because Financial Intranet does not expect to generate positive cash flow from operations until the second quarter of the year 2000. However, unless Financial Intranet generates significant revenue or obtains financing through this offering or another means in the near future, Financial Intranet's operations in the development stage raise substantial doubt about its ability to continue as a going concern. Revenue for the six months ended June 30, 1999 was adversely affected by the change in telecommunications carriers, which change is in the process of being completed and is anticipated to be rectified in the next quarter. There can be no assurance, however, that such change will be completed in the next quarter or that additional capital beyond the amounts currently forecasted by Financial Intranet will not be required, nor that any such required additional capital will be available on reasonable terms, if at all, at such time as required by Financial Intranet.



We anticipate that we can continue, in the ordinary course of business and through additional financing transactions, whether such financings are from the offering or another source, to provide the services that we currently offer to existing and additional customers for the next twelve months. Further, the proceeds of this transaction will enable us to accelerate our intended expansion, although there can be no assurance. In addition, without all of the proceeds of this offering or financing from another source, we will not implement the disaster recovery program mentioned in our use of proceeds.


Financial Intranet has satisfied its cash requirements primarily through revenue, private placements of common stock, warrants and debentures convertible into shares of common stock, as well as the issuance of common stock in lieu of payment for services. Also, officers have loaned Financial Intranet funds as needed to provide working capital.

On May 20, 1998, Financial Intranet issued a 6% convertible debenture in the principal amount of $500,000. The entire principal amount of the debenture and all accrued interest was converted into an aggregate of 1,070,800 shares of common stock.

On June 5, 1998, Financial Intranet issued a 12% convertible promissory note in the principal amount of $500,000. The entire principal amount of this promissory note and all accrued interest was converted into 1,237,666 shares of common stock.


On December 31, 1998, Financial Intranet issued a 7% convertible promissory note in the principal amount of $500,000 with a maturity date of December 31, 2001. In conjunction with the issuance of the note, Financial Intranet issued warrants to purchase 1,250,000 shares of common stock for $0.60 per share. The shares issuable upon conversion of the promissory note and exercise of the warrant are being registered under the registration statement of which this prospectus is a part. There can be no assurance that the warrants will be exercised or the note converted.


On February 8, 1999, Financial Intranet issued a 7% convertible promissory note in the principal amount of $600,000.

The principal amount of $240,000 was converted to common stock on March 10, 1999 and the balance of $360,000 was converted to common stock on May 14, 1999. Financial Intranet also issued warrants to purchase 1,500,000 shares of common stock for $0.40 per share. The investor agreed to purchase, for $1,100,000, additional convertible promissory notes and warrants to purchase 1,833,333 shares of common stock. However, the investor is not obligated to purchase the notes unless several conditions are met. One such condition is the registration under the Securities Act of 1934 of the shares issuable upon conversion of the notes and exercise of the warrants. These shares are not being registered at this time. The promissory notes will bear interest at the rate of 7% a year. Financial Intranet anticipates using the proceeds from the additional promissory note for working capital. There can be no assurances that the notes will be purchased, the warrants exercised, or the note converted.


On July 20, 1999, we issued an 8% convertible promissory note in the principal amount of $500,000 to one accredited investor with a maturity date of October 20, 1999. In conjunction with the issuance of the note, Financial Intranet issued warrants to purchase 200,000 shares of common stock for $0.50 per share, which warrants are exercisable only if we repay the note in cash. The shares issuable upon conversion of the promissory note and exercise of the warrant are being registered in the registration statement of which this prospectus is a part. There can be no assurance that the warrants will be exercised or the note converted. We are using the proceeds of the promissory note for general working capital and repayment of past due accounts payable. Financial Intranet expects that its obligation under this convertible promissory note will be satisfied by conversion into common stock.


On September 27, 1999, we issued an 8% promissory note in the principal amount of $120,000 with a maturity date of December 26, 1999. We are using the proceeds of the note for general working capital and repayment of past due accounts receivable.



From time to time, officers have loaned Financial Intranet funds as needed to provide working capital. Financial Intranet issued three outstanding notes in favor of Ben B. Stein, a shareholder, consultant and former officer and director. The original principal amount of the notes was $60,889. Mr. Stein agreed on March 3, 1999 to apply the outstanding principal amount of the notes and all accrued interest to the exercise of options in lieu of a cash payment by Financial Intranet. In September 1999, we issued a promissory note to Mr. Stein in the principal amount of $10,000 (plus accrued interest) due on demand. We have an outstanding note in favor of Michael Sheppard for $36,115 (plus accrued interest) due on demand. The promissory notes bear interest at 8% a year.




Year 2000 compliance


The year 2000 compliance issue is the result of a widespread programming technique that causes computer systems to identify a date based on the last two numbers of a year, with the assumption that the first two numbers of the year are "19." As a result, the year 2000 would be stored as "00," causing computers to incorrectly interpret the year as 1900. Left uncorrected, the year 2000 problem may cause information technology systems (e.g. computer databases) and non- information systems (e.g. elevators) to produce incorrect data or cease operating completely.


We have received confirmation from Siemens, which installed and manages our hardware and software systems, that they are year 2000 compliant. Financial Intranet uses recent releases of software applications and operational programs that are certified by the manufacturers to be year 2000 compliant. We have not incurred material costs to become year 2000 compliant. Financial Intranet has contingency plans to deal with unanticipated year 2000 problems including backing up its data base and financial and accounting records.

Financial Intranet has been advised by its telecommunications providers and providers of information services on its Website and other significant vendors that they are year 2000 compliant and that they have contingency plans in place.

At this time, Financial Intranet fully expects to be year 2000 compliant and believes that its providers and its significant vendors have taken, or are taking, the steps necessary to be in compliance by the year 2000. We believe we can quickly switch to other vendors from any who are not year 2000 compliant and that we will not incur prolonged disruption to our business. We believe that we could locate new vendors on the same terms as our current vendors if our current vendors are not Year 2000 compliant. Nevertheless, uncertainties remain about the affect on Financial Intranet of third parties who are not year 2000 compliant. The business of Financial Intranet could be adversely affected should Financial Intranet or other entities with whom Financial Intranet does business be unsuccessful in completing critical modifications in a timely manner.


Forward-looking statements in this prospectus may prove to be materially inaccurate. In addition to historical information, this prospectus contains forward-looking information that involves risks and uncertainties. The words "may", "will", "expect", "anticipate", "continue", "estimate", "project", "intend" and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those included within the forward- looking statements as a result of factors, including the risks described above and factors described elsewhere in this prospectus.


                                    BUSINESS

Introduction

Financial Intranet, Inc. is an emerging New York based media and communications company which delivers services to the investment community. Financial Intranet's initial objectives are to obtain a share of the telephony resale market by offering value-added services to broker/dealers and financial advisors and providing mutual funds and other investment managers with a cost-efficient method for distributing information about their products.


To accomplish these goals, Financial Intranet and its technology partners have developed a secure intranet capable of delivering high quality narrow-band video-on-demand. We currently resell telecommunications services to broker/dealers. Broker/dealers and financial advisors who are subscribers of Financial Intranet can now use the same communications lines for the transmission of voice, video and text data and receive immmediate access to information about mutual funds. Mutual funds and futures traders can use our intranet to provide product information to broker/dealers using interactive video teleconferencing, video-on-demand, digitally stored text and graphics. Mutual funds and investment managers can use the private intranet to distribute their documentation to broker/dealers and financial advisors. We believe that the mutual funds and futures dealers can distribute their documentation via our intranet at lower cost than printing and physically distributing the same materials. Financial Intranet intends to offer its network to deliver continuing education courses on series and ethics material to broker/dealers on an ongoing basis.



We maintain a web site at www.fntn.com for individual investors. Our web site also offers financial information to individuals. These individuals provide historical information about their investment practices which we collect and analyze. If the individuals consent, we provide this information to broker/dealers who specialize in the sectors in which the individual expressed an interest. These broker/dealers are subscribers to our communications services. We will use the generation of leads as a marketing tool to sell communication services to broker/dealers. Revenues will be generated both by the resale of telecommunications services bundled with value-added services to subscribing broker/dealers and from fees from mutual funds for the use of Financial Intranet's network and access to its subscribers.



We have a strategic relationship with Siemens Nixdorf Informationssysteme Ges.m.b.H. Siemens has installed and manages our integrated hardware and software system. The technology underlying Financial Intranet's high-speed intranet, video-on-demand service and data mining capability was developed by Financial Intranet in association with Siemens based on Siemens' proprietary technology. Financial Intranet has signed agreements creating a strategic alliance with a number of Siemens companies.


History of Financial Intranet

Financial Intranet was incorporated in 1993 as Alexis and Co. in the State of Nevada. We changed our name to Wee Wees Inc. and subsequently, on December 17, 1996 to Financial Intranet, Inc. after the purchase of a controlling interest by Barry Stein. Prior to that date, Financial Intranet had not conducted any business.

We received our reseller certificate from the Federal Communication Commission in 1997 to provide international telecommunications services originating in the United States. Upon the effective date of a tariff in 1997, Financial Intranet also became authorized to provide domestic interstate telecommunications services in accordance with its tariffs. Financial Intranet is also authorized to offer intrastate telephone services in New York, Texas, California, Florida, New Jersey, Connecticut and Colorado. We offer interstate and intrastate long distance service at this time. In June 1997, Financial Intranet entered into an agreement with MCI/WorldCom to resell communications services to end users. Financial Intranet entered into our first contracts with Siemens in July 1997 to provide hardware and assist in developing technology for its intranet. In October 1997, Financial Intranet began providing communications services to broker/dealers. In April 1999, we signed an agreement with Frontier Communications to resell communication services to end users. Financial Intranet derived its 1998 revenues from the resale of communications services to approximately 20 broker/dealers.


We launched our web site in July 1998. Financial Intranet began delivering video-on-demand on our web site in 1998. We began using data mining software to take the information gathered on the website and generate live customer leads for broker/dealers in 1998. We added chat rooms and message boards in January 1999.


An investor can invest $1,100,000 over the next 10 months under the terms of a private placement in February 1999. We will use the proceeds from such investor to expand our operations. The proceeds of this offering will be used to accelerate the expansion of services that we currently offer.


Markets

Financial Intranet targets three groups in the investment industry:

         Mutual funds and other providers of investment products

Mutual funds need to deliver product information and increase their exposure to potential investors. Approximately 7,000 mutual funds were being offered to investors according to a Reuters article entitled "More Mutual Funds Turning to Outside Management" dated April 23, 1999. If a broker/dealer is to market a fund's products, that fund must provide it with sales information, including a current prospectus. The broker/dealer and its registered representatives must review the prospectus and the fund's rate of return history and sign a selling agreement with the fund before they can solicit or offer the product to the public. Moreover, funds may desire to provide this information in a compelling manner to attract the interest of broker/dealers and their registered representatives and distinguish the fund from its competitors.

Historically, mutual funds provide information to broker/dealers and their registered representatives by mass mailings of printed material, such as prospectuses, sales aids and charts. Funds also utilize wholesalers to introduce the mutual funds to broker/dealers. According to the July 1996 issue of Research Magazine Online, approximately 5,000 wholesalers sold mutual funds in 1996. Fund managers have advised us in interviews that reaching a large group of broker/dealers and their registered representatives and distributing documentation is expensive and can be a particular burden for smaller funds without large marketing budgets. Fund managers said they needed a more effective and economic way to inform a wider range of broker/dealers to increase the percentage of closed sales to prospective investors.

We offer an alternative to using mailings and wholesalers. Using our high speed secure intranet, a fund can distribute to our subscribers

         o   plain text,
         o   graphics,
         o   digitally stored documents such as prospectuses, and
         o   video content.

Financial Intranet believes this method of distribution will appeal to broker/dealers and their registered representatives who will have immediate access to fund information without having to leave their trading screen. A broker can listen to audio or view a video or digitally stored document in a window while still following real-time trading information. The advantage to the broker is more information available at his convenience in his office and more product to sell in a user-friendly format.

We target various providers of investment products. Financial Intranet offers services to

          o  mutual funds,
          o  insurance companies,
          o  commodity trading advisors,
          o  commodity pool operators,
          o  banks, and
          o  other investment product creators.

Mutual funds can use a variety of our services.

The network allows mutual funds to

          o deliver pre-recorded information on their products and educational video content. We deliver the service using our point to point video-on-demand capability . We are producing content. Funds from this offering will enable us to broaden this service by allowing us to develop more content.

          o deliver interactive training and support. We deliver the service through point to multi-point live video teleconferencing. Mutual funds can answer questions about the features of their products. We offer this feature on a trial basis. The rate at which we increase its availability depends on the availability of funds.

          o distribute sales material. Simple text, graphics or digitally stored documents can be viewed on screen or printed by the recipient. Financial Intranet is currently digitalizing documents, provided by our customers for transmission over the network. The proceeds of this offering will enable us to more rapidly expand our ability to digitalize documents for distribution.

         Three mutual funds use our network to advertise their products. Financial Intranet is working with these funds to develop the materials which can be disseminated. Financial Intranet expects that as more broker/dealers purchase its communication services and participate on its intranet, mutual funds and other investment managers will pay Financial Intranet to distribute information about their products.

         Broker/dealers and financial advisors

Selling communications services to broker/dealers will be a significant portion of our business. Telecommunications represent one of the largest recurring expenses to broker/dealers and financial advisors. There were 5,553 NASD member firms and 309 New York Stock Exchange member firms doing a public business in 1996 according to the Nasdaq stock market company directory, 1997 edition. The NYSE member firms spent approximately $3,100,000,000 on communications in 1996, a 50% increase from 1985.


Financial Intranet provides discount, long-distance telephony to subscribers. We plan to enter the local resale market. Financial Intranet's reseller agreement with Frontier Corp. allows it to utilize Frontier's communication infrastructures while incurring little up-front installation and maintenance costs. We believe that one appeal of our service is its ability to utilize any channel in our network for the transmission of voice, video, text and digitally stored documents as and when needed.


Value-added services at no additional cost are intended to make our communications services more attractive. Financial Intranet provides broker/dealers and financial advisors value-added services in addition to the technical enhancements to basic communication services. We generate live consumer leads. Financial Intranet developed a web site accessible to individuals. Individuals may "register" by completing a questionnaire and consenting to specified limited use of the information. In exchange for registration, the individual may receive a reward and access to the other features on our web site. We currently provide a 20 minute pre-paid phone card as a reward. Financial Intranet keeps track of the products in which each visitor to its web site shows an interest. The information gathered from each investor is analyzed using our data mining technology, and the name and profile of a consenting individual is given to one broker/dealer or financial advisor operating in that person's geographical area or area of interest. The broker/dealer or financial advisor benefits from the possible sale of products and the opportunity to develop a relationship with the individual.

          We reviewed the first 500 questionnaires completed at our web site. Of the individuals responding:

         o 95% claim to do a substantial amount of research regarding investment opportunities;

         o     92% have a brokerage account;


         o     approximately 50% execute trades through their broker;


         o 87% trade at least once a month, the majority trading either weekly or monthly;

         o     67% earn over $50,000 per year; 20% earn over $100,000 per year;

         o 90% reside in the United States; 8% reside in Europe; 2% reside elsewhere.

Financial Intranet believes that many of these individuals are potential customers for our subscribing broker/dealers and financial advisors based on the response to the questionnaires. Financial Intranet can also assist broker/dealers by using the network to provide the various sales application forms on-line to the registered representatives.


Broker/dealers and financial advisors are currently offered two levels of access, informational access and interactive access. Interactive access allows broker/dealers and financial advisors to schedule video conferences. Information access provides video-on-demand and news. Delayed quotes on securities prices are available for no additional charge on our web site. We recognize that broker/dealers require real time quotes. Real time quotes and financial data are available through Financial Intranet's co-marketing agreement with S&P Comstock for an additional charge. We could provide real time quotes directly if we construct a second data center with the proceeds of a maximum offering. The second data center will afford us sufficient redundancy in our hardware to improve our reliability if our primary data center sustains a disruption. Financial Intranet also offers links to broker/dealer web sites.


We have begun to offer broker/dealers and financial advisors training on mutual funds and other investment products using video-on-demand, plain text and digitally-stored documents which can be viewed or read at the recipient's location. The information can be updated as needed by the provider of the product. Financial Intranet's network now has the capability to offer video-on-demand but its growth is limited by a lack of content. We are developing content for the video on demand. The development of content can be accelerated with the receipt of additional funding from this offering. Training will also be available through point to multi-point (e.g. mutual fund to broker/dealers) through live interactive video teleconferencing. This live interchange allows broker/dealers to ask questions about the fund or other product.

Financial Intranet expects that brokerage firms will utilize its network to help them fulfill their continuing education requirement for the NASD. Financial Intranet intends to offer broker/dealers the ability to obtain education and training materials for examinations administered by the NASD through the presentation of courses via video-on-demand at the broker/dealer's trading terminal or personal computer. We do not expect to offer this service unless we complete the maximum offering or obtain financing from another source.

         Individual investors

Individual investors have access to Financial Intranet's web site. The web site offers


         o  free real-time quotes on securities prices,

         o  advanced, customizable charting,
         o  portfolio management,
         o  video-on-demand library,
         o  a searchable mutual fund database,
         o  "chat rooms,"
         o  message boards, and

         o  a real time searchable news data base .

         o  links to EDGAR


The number of "hits" per day on Financial Intranet's web site increased from approximately 13,000 to 85,000 since we began the chat rooms in January 1999.


We make the names of consenting registrants available to broker/dealers. During registration, we ask each individual for permission to forward his/her name to a broker/dealer or financial advisor. The registrant is also asked to acknowledge that the material presented at the web site is derived from outside sources and Financial Intranet is not responsible for its content. Despite such disclaimer, we may be subject to claims related to the content on our web site. Third parties who desire to provide us with content must also agree to indemnify us against claims related to such content.


We do not expect the web site to be a direct source of substantial income. Individual investors do not pay to access or register at Financial Intranet's web site. Financial Intranet is offering some fee based services and products such as books and investment newsletters on stocks and investors and mutual funds which may become an ancillary source of revenue.

Marketing and sales


We believe that increasing our marketing will best facilitate our growth because we currently offer most of the services described in this prospectus. We employ 2 full time salespeople and 2 consultants to assist our President and Executive Vice President in marketing our products. We also advertise our products and services on the internet and attend trade shows. If we receive no proceeds from this offering, we will add salespeople and expand our advertising. We will use 90% of the proceeds of this offering for marketing if gross proceeds from this offering are $1,000,000 or less. We will spend approximately $1,600,000 from the proceeds of a maximum offering on marketing and sales.


Products and services

         Resale of long distance and local communication services

Resellers are among the fastest growing segment of the telecommunications industry. Resellers grew at an annual rate of 16% between 1994 and 1996 while the total long distance market is growing at approximately 6% per year according to the Telecommunications Resellers Association, a trade association. Resellers represented approximately 19% (or $13,000,000,000) of the $68,000,000,000 total retail long distance market in 1996. The trade association stated on its web site in January 1999 that 800 telecommunications resellers operate in the United States. The trade association reported that while resellers have historically engaged only in the resale of long distance communications, they are now adding other services such as local resale, pagers, travel cards and PCS phones/cellular phones. Financial Intranet believes that its value-added services provide an advantage over other resellers.


A key element of Financial Intranet's services to the investment community is the resale of discount, long distance telephony and other communication services to broker/dealers and financial advisors. Voice, video-on-demand services, text, and digitally-stored documents share the same network connection to each customer's office. Financial Intranet has a reseller agreement with Frontier Corp. Our agreement with Frontier expires in April 2001. Financial Intranet can also enter into such agreements with other carriers who may be more competitive in specific geographical areas or with respect to specific services. Resale of communication services has been the principal source of revenue to date and is expected to be one of our major revenue producing products during the initial years of operation.


Financial Intranet is permitted to provide interstate and international long distance service. Financial Intranet tariffed in New York, Florida, Connecticut, Texas and California to provide intrastate toll telecommunications services and in anticipation of entering the local resale business. We are registered in New Jersey and Colorado where no tariffs are required. We have tariffs pending in Georgia, Illinois, Massachusetts, Pennsylvania and Maryland. We are permitted to offer intrastate toll telecommunications services in four other states without filing a tariff by either filing a registration or commencing operations. None of these authorizations include the authority to provide Financial Intranet's telecommunications services on a local exchange, non-toll basis for which separate applications and/or tariff filings are required.

We intend to engage in development of a voice-over internet protocol. This feature will enable us to facilitate the transmission of voice and other communications over the Internet. We do not anticipate devoting significant proceeds from this offering to development as this technology is available through Siemens.

         Video-on-demand training and marketing

Financial Intranet now offers video conferencing and video-on-demand services to provide flexible distance learning opportunities. These services permit customers to conduct live training or informational sessions via teleconferencing and to access pre-recorded materials through video-on-demand.

We can provide video-on-demand training and marketing applications. These applications use stored video content, and are available on demand to Financial Intranet's customers via its private intranet and to individual investors at its web site. For broker/dealers, this content will include materials regarding various investment products. Financial Intranet and mutual funds are jointly developing materials related to their products. We are also developing our own content. The content can range from videotapes of teleconferencing sessions to customized materials with data, video and text.


Content is delivered at different speeds depending on its destination. Broker/dealers receive video and detailed sales fulfillment material at high speed and have direct contact with mutual funds. Financial Intranet's video image occupies one quarter of the screen of the desktop computer and does not interfere with access to real time financial data. Individuals have access to more general information and can access stored video and digitally-stored documents , including prospectuses. The digitally-stored documents are delivered at the transmission speed available to them.


         Video conferencing

Financial Intranet has begun testing point to point and point to multi-point video conferencing to facilitate both marketing and training. A client, such as a mutual fund, can now schedule a point to multi-point live video conference. Scheduling information is accessible to the client on Financial Intranet's private intranet. Financial Intranet's intranet can transmit full screen downstream video (originator to viewer) at 30 frames per second. The upstream video (viewers to originator) is delivered at 5 frames per second, a sufficient quality for the originator to be able to identify who is asking a question.

We provide video conferencing hardware to clients. We currently lease or purchase the required equipment. Our ability to expand this service is constrained by our lack of equipment. We lease or purchase additional equipment on an as needed basis as we secure additional demand for our service. We believe that purchasing equipment with the proceeds of this offering will enable us to have an inventory of equipment and obtain equipment on better terms than continuing to purchase equipment on an as needed basis. We intend to use a portion of the proceeds of this offering to purchase additional equipment, if we receive proceeds of $1,000,000 or more.

Financial Intranet intends to use a portion of the proceeds of this offering to develop a system for delivering continuing education training to broker/dealers to meet NASD requirements. This system will track the progress of a broker/dealer's registered representatives and provide courses appropriate to their requirements and skill levels. We do not anticipate developing this system unless we complete a maximum offering or obtain financing from another source.

         Individual investor web site

Financial Intranet recruits prospective investors as leads for the broker/dealers, financial advisors and mutual funds, who subscribe to our communications services. The web site is a mechanism to deliver multimedia information and education to individual investors while capturing information about those investors. A continuous background feature is the provision of

         o  free real-time stock quotes,
         o  links to EDGAR

         o  exchange information,
         o  newsletters,
         o  chat rooms,
         o  market news,
         o  information about mutual funds and other markets, and
         o  message boards.

         Data mining technology

We track the activities of our broker/dealer subscribers and the visitors to our web site. We obtain information provided by investors who register. We maintain information about specific materials downloaded by broker/dealers and registered investors and subsequent actions relating to the information received.

Financial Intranet uses this data to provide customer leads, surveys and reports based on criteria provided by its broker/dealer and financial advisor customers through the use of its proprietary data mining system. Financial Intranet believes its ability to convert the data it gathers into practical knowledge gives Financial Intranet an advantage over its competitors in the communication service resale industry. Financial Intranet does not, however, attempt to determine the suitability of investors for particular investments.. That qualification remains the responsibility of the broker/dealer.



Expansion

We have concentrated on the investment industry. Financial Intranet believes this industry will benefit most from our information and communications services and that the investment industry presents the most immediate opportunity for revenue. Financial Intranet hopes that as it becomes established as a provider of financial services information, we will capture a larger portion of the long distance resale business.

We plan to expand our intranet services to other industries and associations. We are examining expansion into pharmaceutical and health products, real estate, insurance and entertainment industries. We believe these industries can benefit from our telecommunications products and from participating in an industry-centered intranet. We intend to focus on industries which rely on distributors of their products and services or need to train geographically dispersed sales people.

Financial Intranet intends to expand from the eastern United States throughout the United States and possibly Europe and the Pacific Rim. Overseas expansion may entail adding data centers or implement collocation agreements to service those markets and provide Financial Intranet with a redundant data source. We will not be able to add additional data centers unless we complete a maximum offering or obtain financing from another source. We are unlikely to attempt to expand to reach customers based overseas within the next 12 months unless we complete a maximum offering.

We may also expand through the acquisition of companies that provide complementary services. We are considering an acquisition of a company that sells communications services. Discussions regarding the potential acquisition are in the preliminary stage and no terms have been agreed upon. The contemplated acquisition is not probable at this time. Any acquisition that requires payment of a cash purchase price will likely require financing in addition to the proceeds of this offering. Other issues to be resolved in an acquisition include the assimilation of the operations, management and products of the acquired companies. We can't be sure that we will complete any acquisitions.


Technology and  business partners


Financial Intranet's overall delivery system has three parts:

         o The data center in Ardsley, NY, houses Financial Intranet's video library and video processing software and its data warehouse and data mining capability.

         o The link between Financial Intranet and its customers. This includes private lines from UUNet, an MCI WorldCom company, and the "last miles" on either end connecting the leased lines to Financial Intranet and each of its customers. This link creates a virtual private network.

         o  The services gateway which resides at each customer's office.

We have a strategic alliance with Siemens Nixdorf Informationssysteme Ges.m.b.H. and several of its subsidiaries, most significantly Siemens Information and Communication Products LLC and Siemens Telecom Network. Steven Weller, a member of the Board of directors of Financial Intranet, is the Vice President of Sales for the Computer Systems division of Siemens Information and Communication Products LLC.


The Siemens companies installed a fully integrated system including hardware and software in Financial Intranet's data center. They provided full documentation and trained our internal technical team. Siemens provides full time remote management of Financial Intranet's system for a twelve month period beginning February 1, 1999 under a management agreement. Our cost is $105,000 for the year. Financial Intranet anticipates renewing the management agreement after one year. Financial Intranet believes at least three full-time employees would be required to perform these services in-house without the management agreement.


Siemens also licensed its proprietary data mining technology to Financial Intranet for a one-time single site fee.

Competition

Financial Intranet does not believe any other company offers the same array of services as us although a number of companies compete with Financial Intranet in specific areas.

         Telecommunications carriers and resellers

Financial Intranet's communications resale services compete with:

         o  other resellers,
         o  local exchange carriers,
         o  local phone carriers,
         o  regional Bell operating companies, and
         o  long distance carriers.

Some competitors offer a wider range of communications services than Financial Intranet. Some have significantly greater assets. Financial Intranet believes it has an advantage over other resellers because of our value-added-services.

         Mutual fund information services for financial sales professionals

Financial Intranet believes it has no direct competition providing mutual fund information to financial services professionals such as broker/dealers and financial planners. The large brokerage houses have long had internal systems for the redistribution of mutual fund data to their employees. These systems use data replication to replace paper distribution of mutual fund sales and marketing materials to in-house brokers.

Financial Intranet's most direct competitor as an outside electronic redistributor of fund sales and marketing materials is

First Data Investor Services Group, developer of BROKERCONNECT. Financial Intranet believes it has a significant advantage over BROKERCONNECT. We deliver the same electronic text redistribution services but add video-on- demand content provided by the fund and as interactive video training and the prospect of receiving customer leads.

         Real time data redistribution

Brokerage firms purchase trading desks equipped with terminals and real-time data feeds for their registered representatives. Many companies provide real-time data feeds, including PC Quote, Quotron and S&P Comstock. Through our co-marketing agreement with S&P Comstock, Financial Intranet believes it can deliver S&P terminals and data feeds to broker/dealers at a competitive price. Financial Intranet does not see data feeds as a significant independent revenue source. Data feeds primarily provide value enhancement to attract brokers to purchase Financial Intranet's communication services.


Government regulation


         Communications regulation


Financial Intranet and its underlying carriers who provide the network facilities and services we resell are regulated at the federal level by the FCC and, with limited exceptions, at the state level by public service, public utility or state corporation commissions.



Financial Intranet and all other "non-dominant" carriers (telecommunications service providers) are authorized to provide interstate telecommunication services under a general policy decision adopted by the FCC as opposed to any company specific authorization. We need not periodically renew our status. In mid-1997, Financial Intranet was granted its certificate of public convenience and necessity under Section 214 of the Communications Act of 1934. This certificate authorizes us to provide international services, that is, communications originated by customers in the United States and its possessions and terminating in foreign countries. Financial Intranet's certificate has no expiration date and is not subject to periodic renewal requirements.


Financial Intranet filed tariffs with the FCC after obtaining certificates under
Section 214. FCC regulations require that Financial Intranet, like all carriers, file and maintain separate tariffs for its interstate and international service offerings. Tariffs contain the terms, conditions and rate for each telecommunications service offered or provided by Financial Intranet. Tariffs are not approved by the FCC, but may be reviewed by the FCC on its own motion or as a result of a complaint by a customer, a non-customer member of the public or a competing communications company. Tariffs are strictly construed and any ambiguity in the tariff is construed in favor of the public (customer) and against the carrier. Financial Intranet has the right to file revisions to its tariff and change any rate, term or condition at any time, except that any term, condition or rate once filed must remain, by FCC rule, effective for a minimum of 30 days. The FCC may not interfere with or reject any filed tariff rate, term or condition without specific findings that such rate, term or condition is unjust, unreasonable or unduly discriminatory.

The FCC assumes that all non-dominant carriers' rates are reasonable and non-discriminatory. Any new or revised rate may be filed on only one day's prior notice. The FCC does not review specific tariff filings unless someone protests or it learns of some issue of lawfulness. Should issues be raised against any tariff filing, the FCC must find that the tariff or tariff provision is "patently unlawful," that is, contrary on its face to some law, rule, regulation, policy or pre-existing decision of the courts or FCC. Where patent unlawfulness is not shown, the FCC may suspend a tariff filing's effectiveness for no more than 120 days, request that a carrier voluntarily "defer" the effective date or investigate the tariff after the suspension is over.

Financial Intranet is also tariffed in New York, California, Florida, Connecticut and Texas which allows it to provide intrastate toll communications services. It is registered in New Jersey and Colorado (no tariffs being required) and has tariffs pending in Georgia, Illinois, Massachusetts, Pennsylvania and Maryland, and is legally permitted to offer intrastate toll telecommunications services in four other states without filing a tariff by either filing a registration or commencing operations. None of these authorizations include the authority to provide Financial Intranet's telecommunications services on a local exchange, non-toll basis for which separate applications and/or tariff filings are required.

Should operations be expanded to countries other than the United States, Financial Intranet will be required to comply with the laws and regulations applicable to that country's telecommunications industry. In Western Europe, the telecommunications industry is also subject to the actions, policies and regulations of the European Commission. Beginning January 1, 1998, regulation of telecommunications in Western Europe was formally liberalized to increase competition in telecommunications. The timing and degree of liberalization however varies, sometimes widely, country by country, and some countries like Portugal and Greece have delayed implementation of new regulations.

Since few laws or regulations are directly applicable to access or commerce on the internet, our internet and intranet is not subject to direct government regulation, other than regulations applicable to businesses generally. However, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governmental organizations and, as a result, a number of laws or regulations may be adopted with respect to internet user privacy, taxation, infringement, pricing, quality of products and services and intellectual property ownership.

         Securities regulation

Financial Intranet's customers are subject to various federal and state laws and regulations of self-regulatory agencies such as the NASD, regarding the sale of securities and continuing education. Changes in these laws and regulations may affect Financial Intranet's business. While Financial Intranet's web site states that Financial Intranet is not responsible for the information presented, Financial Intranet will make reasonable efforts to assure that its services are not misused.

We do not intend to engage in activities which would require registration as a broker\dealer. The leads are provided to our subscribers without charge, as a value added service for their purchase of communications services. The subscriber has the responsibility to approve the lead as a client, have the client complete any new account forms or other documents regarding an investment and determine the suitability of any investments for the client. We do not receive commissions from any business that may be generated by the new client.


Intellectual property


We regard the technology we use as proprietary, but have no existing or pending patent or copyright protection. We rely on the following to protect our software and other propriety technology:

         o  confidentiality and license agreements with third parties,
         o  trade secret and trademark laws, and
         o  common law copyright.

Suppliers


Financial Intranet's principal supplier for the resale of communication services is Frontier Corp. We use third party production companies to produce video on terms negotiated with respect to each project. Financial Intranet uses computer hardware and software and related services provided by Siemens Nixdorf Informationssysteme Ges.m.b.H. and several of its subsidiaries. Although we believe our supplier relationships are good, we believe that alternate suppliers of telephony, computer hardware, software and servicing are available at competitive prices. Regulatory and other changes in the industry have lowered network costs. We believe we will obtain agreements from suppliers of communications services which will permit the contained resale of services at acceptable margins. Financial Intranet could experience a disruption in its business if it needed to replace the Siemens companies without sufficient notice.



Disaster recovery system


Implementation of a second data center from the proceeds of a maximum offering will facilitate both expansion overseas and implementation of a more thorough disaster recovery program. Our current data center already provides some redundancy and protection against a disruption in our computer systems. We believe that all but the most severe problems can be corrected quickly and without much disruption to our business. Our data center has four clustered servers. Video transmissions can be transferred to another server within hours if an existing server malfunctions. A defective motherboard can be replaced in one or two days. Our software is backed up each day. We also purchase telecommunications services from a reliable major company, Frontier. A second data center would eliminate the delay that could result from a total system failure. We anticipate that the second data center would be implemented by leasing space and equipment at an existing Siemens data center. Currently, a total system failure could disrupt operations for up to two weeks until we secured connections to the Siemens data center in Toronto. We also carry business disruption insurance.


Facilities

Financial Intranet's principal offices are located at 410 Saw Mill River Road, Ardsley, New York. Such offices are located on two floors leased by Financial Intranet under two leases. A lease for 909 square feet at an annual rent of $18,675 terminates on December 31, 2000. A lease for 700 square feet for annual rent of $15,575 terminates on December 31, 2000. Financial Intranet believes that the offices are sufficient for its current operations and proposed operations through the term of the lease.

Employees


Financial Intranet has five full-time employees and one part-time employee. Three full-time employees are officers. We have five part-time outside consultants. None of the employees are represented by a collective bargaining agreement and management believes it has good relations with its employees.


Legal proceedings



On or about July 23, 1998, H & H Acquisition Corporation, individually and purportedly on behalf of Financial Intranet, commenced an action in United States District Court, Southern District of New York entitled H & H Acquisition Corp., individually and on behalf of Financial Intranet, Inc. v. Financial Intranet Holdings, Financial Intranet, Inc., Ben Stein, Interwest Transfer Co., Steven A. Sanders, Michael Sheppard, Maura Marx, Henry A. Schwartz, Leonard Gotshalk, Gotshalk Enterprises, Law Office of Steven A. Sanders, P.C. and Beckman, Millman & Sanders, LLP, 98 Civ. 5269. The action's principal basis appears to be plaintiff's claim that Ben Stein wrongfully claims ownership of shares of common stock that Stein agreed to purchase from plaintiff. According to plaintiff, these shares belong to plaintiff. The plaintiff asserts sixteen causes of action. Only some make allegations against Financial Intranet, Michael Sheppard and Maura Marx. The plaintiff alleges:


         o Mr. Sheppard and Ms. Marx assisted defendants Stein and Financial Internet Holdings (a company owned by Stein) in converting stock which plaintiff allegedly owns. Plaintiff seeks damages allegedly sustained because of the alleged conversion.

         o Mr. Sheppard and Ms. Marx assisted in defrauding plaintiff with respect to the stock plaintiff claims. Plaintiff seeks damages allegedly sustained because of the alleged fraud.

         o Plaintiff alleges in a derivative claim, purportedly on behalf of Financial Intranet: that Mr. Sheppard and Ms. Marx permitted issuance of shares to defendant Gotshalk without proper consideration and at a price lower than that offered to a company introduced by Plaintiff; that they refused to allow plaintiff to purchase additional shares; that Mr. Sheppard and Ms. Marx permitted Financial Intranet to pay defendant Schwartz monies which should not have been paid, and authorized issuance of stock to Schwartz without proper authority; and that Mr. Sheppard and Ms. Marx caused the issuance of stock to themselves without proper authority. Plaintiff seeks damages allegedly sustained for these alleged wrongful acts.


         o A derivative claim purportedly on behalf of Financial Intranet seeking an order directing the holding of a shareholders meeting and rescission of actions determined to be improper by the Court or its designee. A shareholders meeting was held in December 1998.


         o Financial Intranet and its former transfer agent wrongfully transferred shares belonging to plaintiff to a third party. The transfer agent has asserted a claim against us seeking indemnification for any liabilities incurred by the transfer agent in this action.

         o Plaintiff is entitled to $2500.00, plus interest, from us for alleged breach of contract. Financial Intranet settled this cause of action.

Plaintiff also seeks an accounting from Mr. Sheppard and Ms. Marx, among other defendants, for damages Financial Intranet allegedly suffered.

Financial Intranet, Mr. Sheppard and Ms. Marx believe that the claims against it, Mr. Sheppard and Ms. Marx are without merit and are vigorously defending the action. Financial Intranet, Mr. Sheppard and Ms. Marx have filed responses to the claims against them. The responses deny all material allegations of the complaint and the claim asserted by the transfer agent, and assert a variety of defenses. Discovery is in its early stages. We cannot make any assurances about the litigation's outcome. If the plaintiff prevails against us, we could be adversely affected.

                                   MANAGEMENT


Executive  officers and  directors


Name                                Age               Position
----                                ---               --------
Michael Sheppard..................   49      Director, President, Chief Operating Officer
Joseph F. Engelberger.............   74      Director
Steven S. Weller..................   44      Director
Maura Marx........................   36      Executive Vice President, Secretary
Corey Rinker......................   41      Vice President, Finance and Administration,
                                             Chief Financial Officer


All directors serve one year terms or until the next annual meeting of the shareholders.

Michael Sheppard--President, Chief Operating Officer and Director

Mr. Sheppard joined Financial Intranet as a consultant in February 1997 and became President, Chief Operating Officer and Director in April 1997. Mr. Sheppard has been involved in setting up the corporate infrastructure of several early stage development companies and undertaking their day-to-day operations as chief executive and chief operating officer. From January 1996 through January 1997, Mr. Sheppard was Chief Operating Officer of Freelinq Communications, formerly Televideo Corporation, based in New York City. Freelinq offers real time video-on-demand via ATM/XDSL technology with high-speed internet transmission and advertiser supported free theatrical films delivered through twisted pair telephone lines. From 1995 to 1996 he was chief operating officer for Lee Communications Ltd., which is a laser development and transmission company. From 1993 to 1995, he was Chief Executive Officer for MLS Lighting Ltd. In 1980 he founded Belden Communications and served as its President and Chief Executive Officer until it was acquired in 1985. It was engaged in the sale and distribution of proprietary products used in the motion picture and television markets, and was merged in 1985 into Lee America Ltd., which was bought by Lee Lighting Ltd., a United Kingdom company, in 1986.

Joseph F. Engelberger

Mr. Engelberger became a Director of Financial Intranet in August 1998. Joseph Engelberger founded Helpmate Robotics, Inc. Since 1984, he has been Chairman and Chief Executive Officer of Helpmate Robotics, Inc. He received B.S. and M.S. degrees from Columbia University in 1946 and 1949, respectively, and he has authored numerous articles in the instrumentation and robotics fields.

His honors include the Progress Award of the Society of Manufacturing Engineers, the Leonardo da Vinci Award of the American Society of Mechanical Engineers and the 1982 American Machinist Award. The University of Liverpool bestowed the first McKechnie Award on him in 1983. In 1984, he was elected to the National Academy of Engineering. He was the recipient of the Egleston Medal for distinguished engineering achievement from Columbia University. The University of Bridgeport, Spring Garden College, Briarwood College, Trinity College and Carnegie-Mellon University granted him honorary doctorates. In January 1997, he received the Beckman Award for pioneering and original research in the general field of automation. Mr. Engelberger serves on the Board of directors of EDO Corporation (NYSE:EDO).

Steven Weller

Mr. Weller became a director of Financial Intranet in November 1998. Since 1989, Mr. Weller has been the Vice President of Siemens Information and Communication Products LLC. He is the Vice President of Sales for the Computer Systems division. He is responsible for all sales and technical support personnel. He was previously the Vice President of Sales for the North American Key Accounts.

Maura Marx--Executive Vice President, Secretary

Ms. Marx became Secretary in December 1998 and became Executive Vice President in February 1999. She had been the Senior Vice President and Assistant Secretary since September 1997. From 1994 until 1996, she was employed as a salesperson in the Sales and Leasing Department of the Friedman Realty Group, a major New York commercial real estate firm. Her responsibilities centered on selling, servicing and expanding the firm's client base of foreign banking institutions. Ms. Marx was head of the Sales & Marketing Department for Warner Bros. Film Gesmbh based in Vienna Austria from 1992 until 1994. She was responsible for tactical and budget planning, and for distribution and promotion of Warner films and Warner retail goods throughout Austria. From 1990 until 1992, she served as Assistant Director of European Development for the Guggenheim Museum Salzburg Advisory Board (GMSAB).


Financial Intranet's success is highly dependent upon key members of senior management who designed the services and are responsible for marketing them. The efforts of Mr. Sheppard, our President, and Ms. Marx, our Executive Vice President are particularly essential to our operations and growth. Financial Intranet has no key-man life insurance on any employees. Our future operations will also depend in part upon our ability to retain current employees and to attract and retain additional qualified personnel.


Consultants

Ben B. Stein--Director of Brokerage Sales


Mr. Stein founded Financial Intranet in December 1996. Since November 1998, he has been a consultant to Financial Intranet as Director of Brokerage Sales. He is responsible for selling our products and services to the brokerage community. From December 1996 through November 1998, he was a member of the board of directors and Secretary of Financial Intranet. Mr. Stein has over 25 years experience in the securities industry during which time he has held Series 3, Series 4, Series 7, Series 8, Series 24, Series 27 and Series 63 Licenses issued by the NASD. From July 1998 through October 1998, he was a registered representative with the Empire Financial Group. From 1993 to 1996, Mr. Stein was Chief Executive Officer of Stein Shore Securities, Inc., a full-service broker/dealer with three branch offices. From 1991 through 1993, Mr. Stein operated as Senior Vice President of Marsh Block & Company, a securities firm specializing in investment banking. Mr. Stein received a Bachelor of Science degree in Business Administration from Roosevelt University in Chicago, Illinois in 1961. He became a Certified Public Accountant in 1968.


Kevin M. Haggerty--Consultant for Mutual Fund & Brokerage Industries


Mr. Haggerty became a consultant to the Company in October 1997. He provides consulting services on marketing and sales of our products, training programs ans services to customers. From 1990 to April 1997, Mr. Haggerty was the Senior Vice President--Manager for equity trading at Fidelity Capital Markets in Boston, a division of Fidelity Investments, the mutual fund complex. He was in charge of all U.S. Institutional and broker/dealer equity trading. He was also responsible for option, agency over-the-counter training, and all of the exchanges, floor operations and execution, including the Chicago Board Options Exchange, New York Stock Exchange, American Stock Exchange, the Pacific Stock Exchange and the Boston Stock Exchange.


Executive  compensation


Employees

Michael Sheppard receives a salary of $150,000 per year under his employment agreement dated September 12, 1997. The employment agreement expires on December 31, 2002. Mr. Sheppard received an incentive bonus of 750,000 shares of common stock upon execution of a consulting agreement on February 27, 1997. Mr. Sheppard received an option under the employment agreement to purchase 2,231,352 shares of common stock at a price of $0.19 per share. The option expires upon the earlier to occur of December 31, 2002 or 90 days after the termination of Mr. Sheppard's employment without cause or immediately after termination with cause. The option is personal to Mr. Sheppard and is not assignable. Mr. Sheppard has not purchased any shares of common stock under his option.

Ms. Marx receives a salary of $100,000 per year under her employment agreement dated September 12, 1997. The employment agreement expires on December 31, 2002. Ms. Marx received an incentive bonus of 500,000 shares of common stock upon execution of the employment agreement. She received an option under her employment agreement to purchase 1,279,379 shares of common stock at a price of $0.19 per share. The option expires upon the earlier to occur of December 31, 2002 or 90 days after the termination of Ms. Marx's employment without cause or immediately after termination with cause. The option is personal to Ms. Marx and is not assignable. Ms. Marx has not purchased any shares of common stock under her option.


Mr. Rinker receives a salary of $135,000 per year and has an unvested option to purchase 250,000 shares of common stock at an exercise price of $0.31 per share. One third of Mr. Rinker's options vest on August 20 of each year commencing in August 2000.




Consultants

Mr. Stein received compensation of $150,000 per year and 1,500,000 shares of common stock as a signing bonus and 1,500,000 shares of common stock in lieu of his compensation for 1997 under his consulting agreement dated February 27, 1997. He signed an employment agreement for the same annual compensation on September 12, 1997. Mr. Stein ceased his employment and became a consultant in November 1998. Mr. Stein's consulting fee is based solely on commissions earned from telecommunications services sold to clients he introduces to us. The consulting agreement expires on December 31, 2002. Financial Intranet accrued Mr. Stein's consulting fee for 1998 in the aggregate amount of $150,000 but paid $40,500 of such accrued amount in 1999.

The employment and consulting agreements provided Mr. Stein with options to purchase shares of common stock at a price of $.19 per share. Under his consulting agreement dated March 3, 1999, Mr. Stein agreed to reduce his options from 3,640,262 to 2,500,000 and agreed to apply the $109,500 balance of his accrued salary and the principal of $56,889 owed under two promissory notes to purchase 879,685 shares of common stock. He now owns options to purchase 1,620,315 shares. The options expire upon the earlier to occur of December 31, 2002 or immediately if Mr. Stein's consulting agreement is terminated with cause. The options are personal to Mr. Stein and are not assignable.

Mr. Haggerty became a consultant commencing October 6, 1997. He received a warrant to purchase 1,000,000 shares of common stock at a price of $0.01 per share. The warrant became exercisable one year after grant. He exercised this warrant on October 9, 1998. The consulting agreement expires October 20, 1999 . The agreement can be terminated on 30 days notice by either Mr. Haggerty or Financial Intranet. We will pay him $10,000 per month commencing November 1999 if we decide to extend the term to October 20, 2000.


Total compensation


The following table shows the total compensation paid for services in all capacities during the years ended December 31, 1998, 1997 and 1996 to officers who received compensation in excess of $100,000 per year.

                                                                                                 Long-Term Compensation
                                                                                                 ----------------------
                                                              Annual Compensation
                                                              -------------------
                                                                                             Restricted
Name and  principal position                           Year     Salary    Bonus     Other    Stock Awards     Stock Options
----------------------------                           ----     ------    -----     -----    ------------     -------------
Ben B. Stein(1)......................................  1998    $150,000     $0          $0            $0          1,242,955
                                                       1997     150,000      0      10,500        54,000          2,397,307
                                                       1996           0      0           0             0                  0

Michael Sheppard.....................................  1998     150,000      0           0             0            720,914
                                                       1997     116,352      0           0        27,000          1,510,438
                                                       1996           0      0           0             0                  0

Maura Marx...........................................  1998     100,000      0           0             0            447,464
                                                       1997      48,750      0           0        18,000            903,031
                                                       1996           0      0           0             0                  0



     (1) On February 27, 1997, Mr. Stein received 1,500,000 shares of common stock in lieu of cash compensation for 1997 and an additional 1,500,000 shares of common stock as an inducement to execution of the consulting agreement.

              OPTION GRANTS IN LAST FISCAL YEAR--INDIVIDUAL GRANTS

                                                                Percent of Total
                                              Number of         Options Granted
                                              Securities        to Employees In
                                              Underlying        Fiscal Year Ended          Exercise or Base
Name                                         Options Granted    December 31, 1998        Price Per ($/Share)     Expiration Date
----                                         ---------------    -----------------        -------------------     ---------------
Ben B. Stein..............................        1,242,955             51.5%                  $.19               12-31-2002
Michael Sheppard..........................          720,914             29.9%                  $.19               12-31-2002
Maura Marx................................          447,464             18.6%                  $.19               12-31-2002

Fiscal year end option values


The following table shows the value of unexercised in-the-money options held by the executive officers and consultant as of December 31, 1998.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                               Number of Securities             Value of Unexercised
                                              Underlying Unexercised                In-the-Money
                                            Options at Fiscal Year End       Options at Fiscal Year End
                                           ----------------------------     ----------------------------
                                           Exercisable    Unexercisable     Exercisable    Unexercisable
                                           -----------    -------------     -----------    -------------
Ben B. Stein............................    3,640,262           0            $1,674,521           0
Michael Sheppard........................    2,231,352           0             1,026,422           0
Maura Marx..............................    1,350,495           0               621,228           0


Director's compensation


Financial Intranet's directors who are not full-time employees of Financial Intranet receive compensation of $350 and reimbursement of expenses for attendance at each meeting of the board of directors. Mr. Weller has received options to purchase 10,000 shares of common stock at an exercise price of $.60 per share, which options are exercisable through November 12, 2001. Mr. Engelberger has received options to purchase 10,000 shares of common stock at an exercise price of $.725 per share, which options are exercisable through August 31, 2001.


Committees of the board


The board of directors has one committee, the stock option committee. The stock option committee administers the stock option plan and authorizes the award of stock options by Financial Intranet. Messrs. Sheppard, Weller and Engleberger are the members of the stock option committee.


Indemnification of directors and officers and related matters


The by-laws of Financial Intranet provide that, to the fullest extent permitted by applicable law, as amended from time to time, Financial Intranet will indemnify any person who was or is a party or is threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was director, officer, employee or agent of Financial Intranet or serves or served any other enterprise at the request of Financial Intranet.

Financial Intranet maintains directors' and officers' insurance insuring the directors against any liability arising out of the director's status as a director of Financial Intranet regardless of whether Financial Intranet has the power to indemnify the director against such liability under applicable law.

Financial Intranet has been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Securities Act and are unenforceable.


Stock option plans


Financial Intranet has established the 1998 Stock Option Plan which provides for the granting of options which are intended to qualify either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code or as options which are not intended to meet the requirements of such section. The total number of shares of Common stock reserved for issuance under the plan is 1,500,000. Options to purchase shares may be granted under the plan to persons who, in the case of incentive stock options, are key employees (including officers) or, in the case of non-statutory stock options, are key employees (including officers) or non-employee directors or non-employee consultants.


The plan will be administered by the board of directors or a committee chosen by the board of directors, which will have some discretionary authority to determine the number of shares to be issued under incentive stock options and nonstatutory stock options and the recipients, and when and at what exercise price the options will be granted. On November 13, 1998, Financial Intranet appointed Steven S. Weller, Michael Sheppard and Joseph F. Engelberger to constitute the stock option committee to administer the plan.


The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of Financial Intranet's common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of Financial Intranet's common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

The exercise price of all non-statutory stock options granted under the plan must be at least equal to the 85% of the fair market value of such shares on the date of the grant

As of today, no options have been granted under the plan.

                              CERTAIN TRANSACTIONS

On February 7, 1997, Financial Intranet issued Ben Stein, the principal shareholder of Financial Intranet, 1,500,000 shares of common stock in lieu of salary due for 1997 in the amount of $150,000.

On February 8, 1999, Financial Intranet issued a 7% convertible promissory note in the principal amount of $600,000. The principal amount of $240,000 was payable on demand on March 10, 1999 and the principal amount of $360,000 is payable on demand on May 9, 1999. The promissory note is convertible into common stock at a conversion price equal to the lesser of:

         o 75% of the average of the five lowest closing bid prices of common stock during the 30 trading days ending on the trading day immediately preceding the conversion date, or

         o  $.40 per share.

Mr. Ben Stein personally guaranteed Financial Intranet's obligations under the convertible promissory note in the principal amount of $600,000 issued in February 1999 and pledged 1,500,000 restricted shares of common stock as collateral security for such obligations. The lender received 600,000 of the pledged shares in March 1999 in satisfaction of payment of the principal amount of $240,000 and 900,000 of the pledged shares in May 1999 in satisfaction of payment of the principal amount of $360,000 based on a conversion price of $.40 per share. Financial Intranet issued 1,500,000 shares of common stock to Mr. Stein in May 1999 to replace the pledged shares.

On March 3, 1999, Mr. Stein applied $167,140 owed to him by Financial Intranet in lieu of cash payment to purchase 879,685 shares of common stock under options with an exercise price of $.19 per share. The $167,140 owed to Mr. Stein consisted of $109,500 in accrued compensation from 1998 and two promissory notes in the principal amount of $56,889 and all accrued interest.

Messrs. Ben Stein and Michael Sheppard and Ms. Maura Marx personally guaranteed Financial Intranet's obligations under the convertible promissory note in the principal amount of $500,000 issued in July 1999. Mr. Stein pledged 924,517 restricted shares of common stock, Mr. Sheppard pledged 96,151 restricted shares of common stock and Ms. Marx pledged 101,844 restricted shares of common stock as collateral security for such obligations.

                             PRINCIPAL STOCKHOLDERS



The following table sets forth information regarding beneficial ownership of the common stock as of October 1, 1999 by:



         o each stockholder known by Financial Intranet to be the beneficial owner of more than 5% of the outstanding common stock;

         o  each director and executive officer; and

         o  all directors and executive officers as a group.

         Except as otherwise indicated, Financial Intranet believes that the beneficial owners of the common stock listed below have sole investment and voting power with respect to such shares. The following table:

         o  Assumes the exercise of all stock options held by the shareholder.

         o Includes 1,000,000 shares owned by Financial Intranet Holdings, Inc., a company wholly-owned by Mr. Stein. Mr. Stein disclaims ownership of 183,000 shares owned by his children, 80,000 shares owned by his wife and 30,000 shares owned by his mother and sister.

         o  Includes options exercisable at a price of $.19 per share for

              o  1,620,315 shares issuable to Mr. Stein.

              o  2,231,352 shares issuable to Mr. Sheppard and

              o  1,350,491 shares issuable to Ms. Marx

         o Includes 10,000 shares of common stock issuable at an exercise price of $.725 per share for Mr. Engelberger's options and $.60 per share for Mr. Weller's options.



                                                                         Number of   Percentage       Number of     Percentage
                                                                          Shares      of Shares        Shares       of Shares
                                                                         Prior to     Prior to         After          After
Shareholder                                                              Offering     Offering        Offering      Offering
-----------                                                              --------     --------        --------      --------
Ben B. Stein.......................................................     5,647,402       22.4%         4,147,402       12.2%

Michael Sheppard...................................................     2,732,177       10.6          2,732,177        7.9%

Maura Marx.........................................................     1,817,346        7.3          1,817,346        5.4%

Joseph Engelberger.................................................        10,000         --             10,000         --

Steven Weller......................................................        10,000         --             10,000         --

All shareholding officers and directors as a group
   (4 Persons).....................................................     4,569,523       16.8           4,569,523      12.7%



The address of each principal shareholder is c/o Financial Intranet, Inc., 410 Saw Mill River Road, Ardsley, New York 10502.

                           SELLING SECURITYHOLDERS


In addition to the 3,000,000 shares being offered by Financial Intranet, the registration statement, of which this prospectus forms a part, also covers the registration on behalf of the selling securityholders of an aggregate of:



         o 3,485,000 shares of common stock issuable upon the exercise of warrants,


         o 2,250,000 shares of common stock issuable upon conversion of the convertible promissory notes owned by the selling security holders in the aggregate principal amount of $2,100,000,

         o  1,575,000 shares of common stock previously issued



The number of shares of common stock which may be issued to the selling securityholders could increase under market price protection provisions that could lower the conversion prices of the convertible promissory notes. These additional shares of common stock may be sold by the selling securityholders under the alternative prospectus. Financial Intranet may receive proceeds if the warrants are subsequently exercised, as to which there can be no assurance. The costs of qualifying these shares of common stock under federal and state securities laws, together with legal and accounting fees, printing and other costs in connection with this offering, will be paid by Financial Intranet.


The following list identifies the selling securityholders and the number of shares of common stock owned by such selling securityholder along with shares available upon the exercise of the respective options, warrants, or conversion rights which are being registered under the registration statement, of which this prospectus forms a part.

The list assumes exercise of warrants and conversion of all promissory notes issued to each of the selling securityholders. The convertible promissory notes and warrants prohibit Messrs. Sharbatly and Kazi and their affiliates from beneficially owning more than 4.99% of the and outstanding common stock at any time. They cannot convert the promissory notes or exercise the warrants to the extent that such conversion or exercise will result in the selling securityholder exceeding such limitation.



                                                                      Number of     Percentage                       Percentage
                                                                       Shares       of Shares        Number of       of Shares
                                                                       Owned         Owned             Shares          Owned
                                                                       Before        Before          Owned After       After
Shareholder                                                           Offering      Offering          Offering        Offering
-----------                                                           --------      --------          --------        --------
Ahood Sharbatly(1)............................................        1,179,850       4.99                  0             0
Zubair Kazi(2)................................................        1,179,850       4.99                  0             0
Ben B. Stein (3)..............................................        5,647,402       22.4            4,147,402          12.2%
Garth LLC (4).................................................        1,000,000        4.2                  0             0
Cardinal Capital Management Inc.(5)...........................          281,497        1.2                  0             0
J.G. Capital, Inc.  (6).......................................          366,497        1.6                  0             0
Joseph Theismann(7)...........................................          150,000          0                  0             0
Corporate Capital Management Corp.(8).........................           50,000          0                  0             0



(1) Mr. Sharbatly may receive an aggregate of up to 2,500,000 shares of Common stock upon exercise of all warrants and conversion of his promissory note in the principal amount of $500,000. The number of shares assumes a conversion price of $.40 per share for the convertible promissory note.


(2) Mr. Kazi may receive 1,500,000 additional shares of common stock upon exercise of all warrants.

(3) Mr. Stein is the founder of Financial Intranet, the largest shareholder and serves as a consultant.

(4) Garth LLC may receive 1,000,000 shares of common stock upon conversion of a promissory note in the principal amount of $500,000, which note is not convertible until October 20, 1999. In the event that Financial Intranet repays the note in cash, a warrant issued to Garth LLC to purchase 200,000 shares of common stock at an exercise price of $.50 per share will become exercisable.


(5) Includes warrants to purchase:
    o  160,000 shares at an exercise price of $.64 per share, and
    o  75,000 shares at an exercise price of $.60 per share.



(6)  Includes warrants to purchase:
     o  125,000 shares at an exercise price of $.40 per share
     o  75,000 shares at an exercise price of $.60 per share, and
     o  100,000 shares at an exercise price of $.50 per share.


(7) Includes warrants to purchase 150,000 shares of common stock at an exercise price of $.75 per share. Mr. Theismann is a spokesperson for Financial Intranet.

(8) Includes warrants to purchase 50,000 shares of common stock at an exercise price of $.64.


Plan of distribution


The shares offered by the selling securityholders may be sold from time to time directly by the selling securityholders. Alternatively, the selling securityholders may, from time to time, offer such securities through underwriters, dealers and/or agents. The distribution of securities by the selling securityholders may be effected in one or more transactions. Some or all of these transactions may be privately-negotiated transactions. Others may be through sales to one or more broker/dealers who would resell the securities as principals, at market prices prevailing at the time of sale or at prices related to such prevailing market prices or at negotiated prices. The selling securityholders may pay brokerage, possibly usual and customary or possibly specifically negotiated, fees or commissions in connection with such sales. The selling securityholders, and intermediaries through whom such securities are sold, may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered. Any profits realized or commissions received by "underwriters" may be deemed underwriting compensation.


At the time a particular offer of securities is made by or on behalf of the selling securityholders, a prospectus will be distributed if it is required. This prospectus will set forth:

         o the number of securities being offered and the terms of the offering, including the name or names of any underwriter, dealer or agent,

         o the purchase price paid by the underwriter for securities purchased from the selling securityholders and

         o any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

Sales of securities by the selling securityholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities being offered. Following the closing of this offering (which assumes the exercise of all warrants and conversion of all promissory notes held by the selling securityholders), 34,072,790 shares of common stock will be freely tradable.

                         MARKET PRICE OF COMMON STOCK



The following table sets forth the high and low prices for the periods indicated as reported by the National Daily Quotation Service, Inc. between dealers and do not include retail mark-ups, mark-downs, or commissions and do not necessarily represent actual transactions, as reported by the NASD Composite Feed or other qualified inter-dealer quotation medium. During the first two quarters of the fiscal year ending December 31, 1997, no established public trading market existed for the common stock . The market prices included for these two quarters were based on very limited transactions and sporadic price quotations that did not reflect the true market value of the stock.


The prices listed for these periods reflect limited or sporadic quotations. As of October 4, 1999, the closing bid price was $0.38 per share.


                                                                                                        Low          High
                                                                                                        ----         ----
1997 Fiscal Year:
   First Quarter..................................................................................      3.75          6.375
   Second Quarter.................................................................................       .38          4.625
   Third Quarter..................................................................................      .156           .484
   Fourth Quarter.................................................................................      .125           .594

1998 Fiscal Year:
   First Quarter..................................................................................      .219           .547
   Second Quarter.................................................................................       .22            .95
   Third Quarter..................................................................................       .58           1.99
   Fourth Quarter.................................................................................       .41           1.00

1999 Fiscal Year
   First Quarter..................................................................................       .56           1.58
   Second Quarter.................................................................................       .75         1.3125


The common stock is recorded on the OTC Bulletin Board with the symbol FNTN. As of October 1, 1999, Financial Intranet had 48 record holders of its common stock and an estimated 2,045 beneficial holders.

                          DESCRIPTION OF SECURITIES


The following descriptions of securities are qualified in all respects by reference to the certificate of incorporation and by-laws and the terms of the convertible promissory notes and warrants issued to the selling security holders, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. The certificate of incorporation authorizes Financial Intranet to issue up to 50,000,000 shares of common stock, par value $.001 per share, and no preferred stock. Neither the certificate of incorporation nor the by-laws contain any provision that would delay, defer or prevent a change in control.


Common stock

23,624,292 shares of common stock are issued and outstanding. Each share of common stock entitles the holder to one vote on each matter submitted to the stockholders. The holders of common stock:

o have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

o are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of Financial Intranet;

o do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

o are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders. Financial Intranet has not paid any dividends on its common stock to date. Financial Intranet anticipates that, for the foreseeable future, it will retain earnings, if any, to finance the continuing operations of its business. The payment of dividends will depend upon, among other things, capital requirements and the operating and financial conditions of Financial Intranet.

Shareholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of Financial Intranet. The common stock is not convertible or redeemable. Neither the certificate of incorporation nor its by-laws provide for pre-emptive rights.

Options


Financial Intranet has issued options to three affiliates (including two executive officers) to purchase 5,202,162 shares of common stock at an exercise price of $.19 per share, which options are exercisable through December 31, 2001. Financial Intranet has issued options to one other employee to purchase 250,000 shares of common stock at an exercise price of $.31, one-third of which vests each year commencing August 20, 2000 and are exercisable for two years after vesting. Financial Intranet has issued options to persons not affiliated with Financial Intranet to purchase an aggregate of 592,630 shares of common stock at exercise prices ranging from $.18 to $7.50.


Convertible notes and warrants


$500,000 7% convertible promissory note and warrants

On December 31, 1998, Financial Intranet issued a 7% convertible promissory note in the principal amount of $500,000 with a maturity date of December 31, 2001 and warrants to purchase 1,250,000 shares of common stock at an exercise price of $.60 per share through December 31, 2003. The promissory note is convertible into common stock at any time by the lender. On the maturity date, Financial Intranet is required to automatically convert the remaining outstanding principal amount and accrued interest of the promissory note at the conversion price into common stock.

Each of the 1,250,000 warrants issued in conjunction with the promissory note entitle the holder to purchase one share of common stock at an exercise price per share of common stock of $0.60. The warrants may be exercised through

December 31, 2003.


The shares of common stock issuable upon conversion of the promissory notes and warrants issued in conjunction with the notes are being registered in the alternate prospectus.


$1,700,000 7% convertible promissory notes and warrants


   Initial note and warrants


In February 1999, Financial Intranet issued a 7% convertible promissory note in the principal amount of $600,000, with $240,000 principal amount, and all accrued interest, payable on demand commencing March 10, 1999, and $360,000 principal amount, and all accrued interest, payable on demand commencing May 9, 1999. The holder converted the $240,000 portion of the note into common stock in March 1999 and the $360,000 balance into common stock in May 1999. Financial Intranet issued 1,500,000 warrants in February 1999 to purchase common stock at an exercise price per share of $.60. The warrants may be exercised through February 6, 2002. Financial Intranet's obligations under the promissory note for $600,000 are subject to a guarantee by Ben B. Stein and secured by a pledge of 1,500,000 shares of common stock. Mr. Stein pledged 600,000 shares of common stock as collateral for Financial Intranet's obligation payable March 10, 1999, and 900,000 shares as collateral for Financial Intranet's obligation payable May 9, 1999.

On February 6, 2002, Financial Intranet is required to automatically convert any and all remaining outstanding principal amount and accrued interest of the promissory note at the conversion price into common stock.


   Installment convertible promissory notes and warrants


The purchaser of the initial note in the principal amount of $600,000 has agreed to purchase and Financial Intranet has agreed to sell four installment convertible notes in an aggregate amount of $1,100,000 and warrants to purchase 1,833,333 shares of common stock. The investor agreed to purchase, for $1,100,000, additional convertible promissory notes and warrants to purchase 1,833,333 shares of common stock. However, the investor is not obligated to purchase the notes unless several conditions are met. One condition to the investor's obligation is the registration under the Securities Act of the shares issuable upon conversion of the notes and exercise of the warrants. These shares are not being registered at this time. A second condition to the investor's obligation to purchase the notes and warrants is that Financial Intranet's public trading volume or market value on the OTC Bulletin Board must meet certain minimum threshold requirements. Within 30 days of the date of the prospectus registering the shares of common stock issuable pursuant to the notes and warrants and assuming the conditions precedent are met, the investor has agreed to purchase for $200,000 a promissory note in the principal amount of $200,000 and a warrant for the purchase of 333,333 shares of common stock at an exercise price of $.60 per share. During the 90 day period after the closing of the installment for a promissory note in the principal amount of $200,000, and assuming the conditions precedent are met, the investor has agreed to purchase for $300,000 a promissory note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of common stock. During the 90 day period after the issuance of the first $300,000 note and assuming the conditions precedent are met, the investor has agreed to purchase for $300,000 a promissory note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of common stock. During the 90 day period after the issuance of the second $300,000 note and assuming the conditions precedent are met, the investor has agreed to purchase for $300,000 a promissory note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of common stock. The warrants are exercisable for a period of five years after issuance at an exercise price of $.60 per share.


The conversion prices for the convertible promissory notes are the lesser of :

            o 75% of the average of the five lowest closing bid prices of the common stock during the 30 trading days ending on the trading day immediately preceding the conversion date, or

            o  either:
               $.40 per share for the promissory note for $500,000 issued in December 1998 and the promissory note in the principal amount of $600,000 issued in February 1999;

               $.50 per share for the promissory note in the principal amount of $200,000, and

               $.60 per share for the three promissory notes in the aggregate principal amount of $900,000.

The convertible promissory notes are convertible and the warrants are exercisable, in whole or in part, at any time. However, the promissory note may not be converted nor the warrants exercised to the extent that after such conversion, the sum of

   * the number of shares of common stock beneficially owned by the holder and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the promissory note) and

   o the aggregate number of shares of common stock issuable upon the proposed conversion of the promissory note and the warrants would result in beneficial ownership by the holder and its affiliates of 4.99% or more of Financial Intranet's issued and outstanding shares of common stock following such exercise or conversion.

The 4.99% limitations in the promissory note and warrants do not apply to any automatic conversion by Financial Intranet. The 4.99% limitations apply to any transferee of the promissory note from the purchaser of such shares from Financial Intranet.


The shares of common stock issuable upon conversion of the promissory notes and warrants issued in conjunction with the notes are not being registered in the alternate prospectus.


$500,000 8% convertible promissory note and warrants


   On July 20, 1999, Financial Intranet issued an 8% convertible promissory note in the principal amount of $500,000 with a maturity date of October 20, 1999 and warrants to purchase 200,000 shares of common stock at an exercise price of $.50 per share through October 20, 2004. The promissory note is convertible into common stock at any time after the maturity date at the conversion price. The conversion price is equal to the lesser of

              *  $.50 per share, or

              * 75% of the average closing bid price per share for the five trading days immediately prior to the conversion date.

Financial Intranet's obligations under the promissory note are subject to a guarantee by Ben B. Stein, Michael Sheppard and Maura Marx and secured by a pledge of 924,517 shares of common stock by Mr. Stein, 96,151 shares by Mr. Sheppard and 101,844 shares by Ms. Marx.

Each of the 200,000 warrants issued in conjunction with the promissory note entitle the holder to purchase one share of common stock at an exercise price per share of common stock of $0.50 provided, however, that the warrants are exercisable only if Financial Intranet repays its obligations under the promissory note in cash on or prior to the maturity date. The warrants may be exercised through October 20, 2004.

The shares of common stock issuable upon conversion of the promissory notes and warrants issued in conjunction with the notes are being registered in the alternate prospectus.


   Transfer agent


The transfer agent for the common stock is Liberty Transfer Co., 191 New York Avenue, Huntington, New York 11743.

                       SHARES ELIGIBLE FOR FUTURE SALE



Upon completion of this offering, Financial Intranet will have outstanding an aggregate of 32,379,292 shares of common stock, assuming exercise of the warrants and conversion of the promissory notes issued to the selling securityholders. 27,111,463 shares of common stock will be freely tradable without restriction or further registration under the Securities Act. Of the remaining shares of common stock outstanding, 5,168,459 shares will be "restricted" shares that are owned by "affiliates" of Financial Intranet as such terms are defined under the Securities Act and 93,370 shares are "restricted" shares that are owned by nonaffiliates of Financial Intranet.



In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities within the meaning of Rule 144 securities for at least one year, including the holding period of any securities which are converted into the restricted shares and including the holding period of any prior owner, except an affiliate of Financial Intranet, would be entitled to sell within any three-month period, only that a number of shares that do not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the common stock reported during the four calendar weeks preceding such sale. Sales under Rule 144 must satisfy manner of sale provisions, notice requirements and the availability of current public information about Financial Intranet. Any person (or persons whose shares are aggregated with such person) who is not deemed to have been an affiliate of Financial Intranet at any time during the 90 days preceding a sale, and who has beneficially owned shares for at least three years (including any period of ownership of preceding non-affiliated holders), would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.


The registration statement of which this prospectus is a part also registers 1,575,000 shares of common stock previously issued to selling securityholders, and 5,735,000 shares of common stock to be issued upon exercise of warrants and convertible promissory notes, thus permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act.


                             PLAN OF DISTRIBUTION

Through our officers and directors, we are offering the shares of common stock for sale on a "best efforts" basis. The shares will be offered by Michael Sheppard, our President, and Maura Marx, our Executive Vice President. No officer or director will receive any compensation for sales of shares of common stock in this offering.

Licensed broker/dealers may also participate in the offering. We will pay a commission of 10% and a non-accountable expense allowance of 3% to NASD registered broker/dealers for sales of shares effected by NASD members. The names of the NASD member broker/dealers that may participate in this offering, if any, are identified on the annexed broker/dealer list. This list will be updated by post-effective amendment to the extent that additional broker/dealers, if any, agree to participate in this offering after the date of this prospectus.

The offering shall commence on the date of this prospectus and terminate 180 days later, unless extended by us for up to an additional 90 days. All subscription proceeds will be deposited no later than noon of the next business day after receipt into our bank account. No escrow account will be established. Subscriptions will be accepted as they are received.

The selling securityholders may sell their shares of common stock from time to time in transactions, which may include block transactions by or for the account of the selling securityholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on their shares, through a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. A post-effective amendment to the registration statement of which this prospectus is a part, would need to be filed and declared effective by the SEC before:

              * any selling securityholder sells shares of common stock, or stock options, under this prospectus at a fixed price or at a negotiated price which is other than the prevailing market price or in a block transaction to a purchaser who resells,

              * any selling securityholder pays compensation to a broker/dealer that is other than the usual and customary discounts, concessions or commissions, or

              * if there are any arrangements either individually or in the aggregate that would constitute a distribution of such shares.


                                LEGAL MATTERS

Legal matters in connection with the issuance of the securities being offered by Financial Intranet will be passed upon for Financial Intranet by McLaughlin & Stern, LLP, New York, New York. McLaughlin & Stern, LLP owns options to purchase 75,000 shares of common stock at an exercise price of $.60 per share and 75,000 shares of common stock at an exercise price of $1.20 per share. Mr. Schuster owns 11,111 shares of common stock.


                                   EXPERTS

The financial statements as of December 31, 1998 and December 31, 1997 and for the years ended December 31, 1998 and December 31, 1997 included in this prospectus have been included in reliance on the report of Reminick, Aarons & Company, LLP, independent accountants, given on their authority as experts in auditing and accounting.

                            AVAILABLE INFORMATION

We will begin to file various documents that are required by the SEC following this offering. These include annual reports, quarterly reports, special reports and proxy statements. Financial Intranet plans to give its stockholders annual reports containing audited financial statements, all other reports which Financial Intranet is required to provide and any other documents which Financial Intranet believes its shareholders should have.

This prospectus is part of a registration statement filed with the SEC. It does not contain all of the information in the registration statement, nor the exhibits or the schedules which were included with the registration statement. The registration statement, and the exhibits and schedules, may be inspected and copied at the principal office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part it may be obtained at prescribed rates from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800 SEC-0330. The SEC also maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                           FINANCIAL INTRANET, INC.
                        INDEX TO FINANCIAL STATEMENTS



                                                                                                                       Page
                                                                                                                       ----
Financial Statements
   Report of Independent Public Accountants.........................................................................    F-2
   Balance Sheets as of December 31, 1997 and 1998 and June 30, 1998 and 1999.......................................    F-3
   Statements of Operations for the years ended December 31, 1997 and 1998, for the period from
     December 17, 1996 (inception) to December 31, 1998, for the three months ended June 30,
     1998 and 1999 (unaudited) and for the six months ended June 30, 1998 and 1999 (unaudited) .....................    F-4
   Statements of Changes in Stockholders' Equity (Deficit) for the period from December
   17, 1996 (inception) to December 31, 1998 and for the six months ended June 30, 1999 (unaudited) ................    F-5
   Statements of Cash Flows for the years ended December 31, 1997 and December
   31, 1998 and for the period from December 17, 1996 (inception) to December 31, 1998 .............................    F-8
   Notes to Financial Statements ...................................................................................    F-11

                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders
Financial Intranet, Inc.
(A Development Stage Company)


We have audited the accompanying balance sheets of Financial Intranet, Inc. (a Development Stage Company) as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended and for the period from December 17, 1996 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Intranet, Inc. (a Development Stage Company) as of December 31, 1998 and 1997, and the results of its operations, and its cash flows for the years then ended and for the period from December 17, 1996 (inception) to December 31, 1998, in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has experienced significant losses since its inception. In addition, the Company has a negative working capital at December 31, 1998 and 1997 and the continuation of the business is also dependent upon the Company's private placement and public offering being successful. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also further described in Note 1. The accompanying financial statements do not include any adjustments that may result should the Company be unable to continue as a going concern.



                                          REMINICK, AARONS & COMPANY, LLP


New York, New York
March 5, 1999, except for Note 6,
as to which the date is March 15, 1999
and Note 12, as to which the date
is September 27, 1999.

                            FINANCIAL INTRANET, INC.
                         (a Development Stage Company)

                                 BALANCE SHEETS

                                                                     December 31                     June 30
                                     ASSETS
                                                                1997           1998             1998           1999
                                                            -----------    -----------       -----------    -----------
                                                                                                      (Unaudited)
Current assets:
       Cash and cash equivalents                            $     1,929    $   149,225       $   298,235    $    52,523
       Accounts receivable                                            0         44,070            27,069         14,362
       Due from officers                                         20,410          5,074            24,852              0
       Prepaid expenses                                           4,693          4,378             2,476         36,186
                                                            -----------    -----------       -----------    -----------
Total current assets                                             27,032        202,747           352,632        103,071

Property and equipment, net                                     235,712        961,195         1,060,879        813,988
Deferred offering costs                                               0         79,991                 0        160,053
Deferred debt issuance costs                                          0         55,000                 0         47,916
Notes receivable                                                 41,200              0            41,200              0
Capitalized software development costs, net                      68,275         88,058            79,585         54,911
Other assets                                                     23,773         26,157            18,773         37,231
                                                            -----------    -----------       -----------    -----------

Total assets                                                $   395,992    $ 1,413,148       $ 1,553,069    $ 1,217,170
                                                            ===========    ===========       ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
       Accounts payable and accrued liabilities             $   140,292    $   771,567       $   710,072    $   687,637
       Due to officers                                           43,489         98,618             5,889         37,830
       Loan payable                                              47,250              0            47,250              0
                                                            -----------    -----------       -----------    -----------
Total current liabilities                                       231,031        870,185           763,211        725,467
                                                            -----------    -----------       -----------    -----------

Note payable                                                          0        500,000                 0        500,000
                                                            -----------    -----------       -----------    -----------

Total liabilities                                               231,031      1,370,185           763,211      1,225,467
                                                            -----------    -----------       -----------    -----------

Commitments and contingencies
Stockholders' Equity (Deficit):
Common stock, $.001 par value; 25,000,000 shares
       authorized, 15,589,228 and 18,234,642 shares
       issued and outstanding December 31, 1997
       and June 30, 1998, respectively; 50,000,000
       shares authorized, 20,561,048 and 23,624,292
       shares issued and outstanding December 31,
       1998 and June 30, 1999, respectively                      15,589         20,561            18,235         23,624
Additional paid-in capital                                    1,306,622      4,079,186         2,324,102      5,762,643
Accumulated deficit during the development stage               (851,928)    (2,993,906)       (1,349,565)    (5,237,180)
Less: Stock subscriptions receivable                            (75,000)             0                 0              0
         Deferred compensation cost                            (230,322)    (1,062,878)         (202,914)      (557,384)
                                                            -----------    -----------       -----------    -----------

Total stockholders' equity (deficit)                            164,961         42,963           789,858         (8,297)
                                                            -----------    -----------       -----------    -----------

Total liabilities and stockholders' equity (deficit)        $   395,992    $ 1,413,148       $ 1,553,069    $ 1,217,170
                                                            ===========    ===========       ===========    ===========


                  The accompanying notes are an integral part
                        of these financial statements.

                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                               Period from
                                                               December 17,
                                                                   1996
                                             Year Ended        (inception)         Three Months                 Six Months
                                            December 31,       to December        Ended June 30,              Ended June 30,
                                       1997          1998       31, 1998        1998           1999         1998          1999
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                                                    (Unaudited)                 (Unaudited)
Revenue                            $         0   $    89,169   $    89,169   $    18,429   $     5,537   $    54,360   $    12,278
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------

Operating costs and expenses:
  Cost of revenue                            0       163,033       163,033        32,896        11,629        47,052        34,970
  Sales and marketing expenses          55,794        50,246       106,040         4,208        50,548        27,347        91,293
  General and administrative
    expenses                           748,214       988,509     1,796,483       217,994       226,882       444,037       492,550
  Depreciation and amortization              0       129,413       129,413         2,845        68,998         5,690       135,467
  Stock compensation expense            13,272       897,808       911,080        13,704        42,936        27,408       267,372
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------

  Total operating costs and
    expenses                           817,280     2,229,009     3,056,049       271,647       400,993       551,534     1,021,652
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------

Loss from operations               $  (817,280)  $(2,139,840)  $(2,966,880)  $  (253,218)  $  (395,456)  $  (497,174)  $(1,009,374)

Other income (expense):
  Interest income                  $     2,475   $     4,140   $     6,615   $     1,364   $       733   $     1,754   $     2,366
  Interest expense                      (2,625)       (6,278)       (8,903)       (1,104)     (252,027)       (2,217)   (1,236,266)
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------

  Total other (expense)                   (150)       (2,138)       (2,288)          260      (251,294)         (463)   (1,233,900)
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------

Net loss                           $  (817,430)  $(2,141,978)  $(2,969,168)  $  (252,958)  $  (646,750)  $  (497,637)  $(2,243,274)
                                   ===========   ===========   ===========   ===========   ===========   ===========   ===========

Basic and diluted net loss per
  share                            $     (0.07)  $     (0.12)                $     (0.01)  $     (0.03)  $     (0.03)  $     (0.10)
                                   ===========   ===========                 ===========   ===========   ===========   ===========

Number of shares used
  in calculating basic
  and diluted net loss per share    10,932,900    18,328,984                  17,415,372    23,321,514    17,415,372    23,069,900
                                   ===========   ===========                 ===========   ===========   ===========   ===========


                  The accompanying notes are an integral part
                         of these financial statements.

FINANCIAL INTRANET, INC.
(a Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)


For the period from December 17, 1996 (inception) to December 31, 1998 and the six months ended
June 30, 1999 (unaudited)




                                                                                                                     Additional
                                                                                                                      Paid-in
Description                                                                             Shares          Amount         Capital
                                                                                        ------          ------         -------
Balance--December 17, 1996 (inception)                                                 3,700,000       $  3,700      $   20,900
                December 17, 1996--issuance of stock in lieu of services
                by director of former company (wee-wees, Inc.)                            40,000             40             (40)
                December 20, 1996--issuance of stock in lieu of $10,000
                in consulting fees                                                       240,000            240           9,760
                Net loss                                                                     --             --              --
                                                                                      ----------        -------      ----------

Balance--December 31, 1996                                                             3,980,000          3,980          30,620
                February 29, 1997--issuance of stock in lieu of compensation
                to key executives                                                      4,250,000          4,250         148,500
                May 1997 through December 31, 1997--Private Placement                  6,904,228          6,904         877,823
                August 4, 1997--issuance of stock in lieu of $6,500 in
                promotional fees                                                         100,000            100           6,400
                September, 1997--issuance of stock to employees and increase in
                additional paid-in capital resulting from stock options granted.          40,000             40         243,594
                November 15, 1997--issuance of stock per non-dilution provisions
                of consulting agreement                                                  315,000            315            (315)
                Net loss                                                                     --             --              --
                                                                                      ----------        -------      ----------

Balance--December 31, 1997                                                            15,589,228         15,589       1,306,622
                January, 1998--issuance of stock subscribed in 1997                      400,000            400          29,600
                Jan.-July 1998--issuance of stock per non-dilution provisions of
                consulting agreement                                                     346,742            347            (347)
                May-Dec., 1998--issuance of stock in lieu of services                    309,249            309          96,317
                June and July, 1998--Promissory notes converted                        1,070,800          1,071         463,930
                June and October, 1998--Private placement                              1,237,666          1,238         443,262
                June 11, 1998--issuance of stock in lieu of fees on June, 1998
                private placement                                                         38,393             38             (38)
                July 17, 1998--issuance of stock to release security interest in
                certain equipment                                                        500,000            500         314,500
                October 15, 1998--issuance of stock in lieu of fees on 1997
                private placement                                                         68,970             69             (69)
                October 15, 1998--issuance of stock resulting from exercise of
                warrants                                                               1,000,000          1,000         159,000
                Increase in additional paid-in capital resulting from stock
                options and warrants granted                                                 --             --        1,266,409
                Net loss                                                                     --             --              --
                                                                                      ----------        -------      ----------

Balance--December 31, 1998                                                            20,561,048         20,561       4,079,186
                January 7, 1999--issuance of stock in lieu of fees on December,
                1998 private placement                                                    25,000             25             (25)
                January 21, 1999--issuance of stock to three principals in
                consideration for employment services                                    611,636            611         155,190
                January 25, 1999--issuance of stock resulting from exercise of
                warrants                                                                   5,812              6              (6)
                March 3, 1999--issuance of stock to Founder for exercise of
                options                                                                  879,685            880         166,260
                March 3, 1999--issuance of stock in lieu of fees on February,
                1999 private placement                                                    30,000             30             (30)
                March 10, 1999--issuance of stock as result of debt conversion           600,000            600         214,800
                April 28, 1999--issuance of stock in lieu of legal fees                   11,111             11           9,989
                May 9, 1999--issuance of stock as result of debt conversion              900,000            900         322,200
                Interest expense upon conversion of promissory notes                         --             --        1,209,000
                Increase in additional paid-in capital resulting from stock
                options and warrants granted                                                 --             --          130,600
                Decrease in additional paid-in capital resulting from cancelled
                stock options                                                                --             --         (524,521)
                Net loss                                                                     --             --              --
                                                                                      ----------        -------      ----------
Balance--June 30, 1999 (unaudited)                                                    23,624,292        $23,624      $5,762,643
                                                                                      ==========        =======      ==========

FINANCIAL INTRANET, INC.
(a Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)--(Continued)


For the period from December 17, 1996 (inception) to December 31, 1998 and the six months ended
June 30, 1999 (unaudited)



                                                                                                                     Accumulated
                                                                                                                       Deficit
                                                                                    Subscriptions  Deferred Stock     During the
Description                                                                          Receivable     Compensation   Development Stage
                                                                                     ----------     ------------   -----------------
Balance--December 17, 1996 (inception)                                               $       --        $      --       $ (24,738)
                December 17, 1996--issuance of stock in lieu of services
                by director of former company (wee-wees, Inc.)                               --               --              --
                December 20, 1996--issuance of stock in lieu of $10,000
                in consulting fees                                                           --               --              --
                Net loss                                                                     --               --          (9,760)
                                                                                      ----------          -------      ----------

Balance--December 31, 1996                                                                   --               --         (34,498)
                February 29, 1997--issuance of stock in lieu of compensation to
                key executives                                                               --               --              --
                May 1997 through December 31, 1997--Private Placement                   (75,000)              --              --
                August 4, 1997--issuance of stock in lieu of $6,500 in
                promotional fees                                                             --               --              --
                September, 1997--issuance of stock to employees and increase in
                additional paid-in capital resulting from stock options granted              --         (230,322)             --
                November 15, 1997--issuance of stock per non-dilution provisions
                of consulting agreement                                                      --               --              --
                Net loss                                                                     --               --        (817,430)
                                                                                      ----------        ---------     -----------

Balance--December 31, 1997                                                              (75,000)        (230,322)       (851,928)
                January, 1998--issuance of stock subscribed in 1997                      75,000               --              --
                Jan.-July 1998--issuance of stock per non-dilution provisions of
                consulting agreement                                                         --               --              --
                May-Dec., 1998--issuance of stock in lieu of services                        --               --              --
                June and July, 1998--Promissory notes converted                              --               --              --
                June and October, 1998--Private placement                                    --               --              --
                June 11, 1998--issuance of stock in lieu of fees on June, 1998
                private placement                                                            --               --              --
                July 17, 1998--issuance of stock to release security interest in
                certain equipment                                                            --               --              --
                October 15, 1998--issuance of stock in lieu of fees on 1997
                private placement                                                            --               --              --
                October 15, 1998--issuance of stock resulting from exercise of
                warrants                                                                     --               --              --
                Increase in additional paid-in capital resulting from stock
                options and warrants granted                                                 --         (832,556)             --
                Net loss                                                                     --               --      (2,141,978)
                                                                                      ----------        ---------     -----------


Balance--December 31, 1998                                                                   --       (1,062,878)     (2,993,906)
                January 7, 1999--issuance of stock in lieu of fees on December,
                1998 private placement                                                       --              --               --
                January 21, 1999--issuance of stock to three principals in
                consideration for employment services                                        --              --               --
                January 25, 1999--issuance of stock resulting from exercise of
                warrants                                                                     --              --               --
                March 3, 1999--issuance of stock to Founder for exercise of
                options                                                                      --              --               --
                March 3, 1999--issuance of stock in lieu of fees on February,
                1999 private placement                                                       --              --               --
                March 10, 1999--issuance of stock as result of debt conversion               --              --               --
                April 28, 1999--issuance of stock in lieu of legal fees
                on SEC offering                                                              --              --               --
                May 9, 1999--issuance of stock as result of debt conversion                  --              --               --
                Interest expense upon conversion of promissory notes                         --              --               --
                Increase in additional paid-in capital resulting from stock
                options and warrants granted                                                 --           85,878              --
                Decrease in additional paid-in capital resulting from cancelled
                stock options                                                                --          419,616              --
                Net loss                                                                     --              --       (2,243,274)
                                                                                      ----------       ---------     -----------

Balance--June 30, 1999 (unaudited)                                                    $       0        $(557,384)    $(5,237,180)
                                                                                      ==========       =========     ===========

FINANCIAL INTRANET, INC.
(a Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)--(Continued)


For the period from December 17, 1996 (inception) to December 31, 1998 and the six months ended
June 30, 1999 (unaudited)



                                                                                                            Total
                                                                                                    Stockholders' Equity
                                                                                                         (Deficit)
                                                                                                    --------------------
Balance--December 17, 1996 (inception)                                                                       $(138)
                December 17, 1996--issuance of stock in lieu of services
                by director of former company (wee-wees, Inc.)                                                  --
                December 20, 1996--issuance of stock in lieu of $10,000
                in consulting fees                                                                          10,000
                Net loss                                                                                    (9,760)
                                                                                                       -----------

Balance--December 31, 1996                                                                                     102
                February 29, 1997--issuance of stock in lieu of compensation to key
                executives                                                                                 152,750
                May 1997 through December 31, 1997--Private Placement                                      809,727
                August 4, 1997--issuance of stock in lieu of $6,500 in promotional
                fees                                                                                         6,500
                September, 1997--issuance of stock to employees and increase in
                additional paid-in capital resulting from stock options granted                             13,312
                November 15, 1997--issuance of stock per non-dilution provisions of
                consulting agreement                                                                           --
                Net loss                                                                                  (817,430)
                                                                                                       -----------

Balance--December 31, 1997                                                                                 164,961
                January, 1998--issuance of stock subscribed in 1997                                        105,000
                Jan.-July 1998--issuance of stock per non-dilution provisions of
                consulting agreement                                                                           --
                May-Dec., 1998--issuance of stock in lieu of services                                       96,626
                June and July, 1998--Promissory notes converted                                            465,001
                June and October, 1998--Private placement                                                  444,500
                June 11, 1998--issuance of stock in lieu of fees on June, 1998
                private placement                                                                              --
                July 17, 1998--issuance of stock to release security interest in
                certain equipment                                                                          315,000
                October 15, 1998--issuance of stock in lieu of fees on 1997 private
                placement                                                                                      --
                October 15, 1998--issuance of stock resulting from exercise of
                warrants                                                                                   160,000
                Increase in additional paid-in capital resulting from stock options
                and warrants granted                                                                       433,853
                Net loss                                                                                (2,141,978)
                                                                                                       -----------

Balance--December 31, 1998                                                                                  42,963
                January 7, 1999--issuance of stock in lieu of fees on December, 1998
                private placement                                                                              --
                January 21, 1999--issuance of stock to three principals in                                 155,801
                consideration for employment services
                January 25, 1999--issuance of stock resulting from exercise of warrants                        --
                March 3, 1999--issuance of stock to Founder for exercise of options                        167,140
                March 3, 1999--issuance of stock in lieu of fees on February, 1999
                private placement                                                                              --
                March 10, 1999--issuance of stock as result of debt conversion                             215,400
                April 28, 1999--issuance of stock in lieu of legal fees on SEC offering                     10,000
                May 9, 1999--issuance of stock as a result of debt conversion                              323,100
                Interest expense upon conversion of promissory notes                                     1,209,000
                Increase in additional paid-in capital resulting from stock options and
                warrants granted                                                                           216,478
                Decrease in additional paid-in capital resulting from cancelled stock
                options                                                                                   (104,905)
                Net loss                                                                                (2,243,274)
                                                                                                       -----------

Balance--June 30, 1999 (unaudited)                                                                         $(8,297)
                                                                                                       ===========



* See Statement of Cash Flows - (Noncash Investing and Financing Activities) for related disclosure regarding issuance of common stock for noncash consideration.


The accompanying notes are an integral part of these financial statements.

                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                            STATEMENTS OF CASH FLOWS




                                                          Year Ended December 31,    December 17, 1996    Six Months Ended June 30,
                                                          -----------------------     (Inception) to      -------------------------
                                                               1997         1998     December 31, 1998       1998            1999
                                                          -----------  -----------  -------------------   -------------------------
                                                                                                                  (Unaudited)
Cash flows from operating activities:
Net loss                                                   $(817,430)  $(2,141,978)    $(2,969,168)       $(497,637)    $(2,243,274)

Adjustments to reconcile net loss to net cash
used in operating activities:
         Depreciation and amortization.                            0       129,413         129,413            5,690         135,467
         Reserve for bad debts.                                    0        41,200          41,200                0               0
         Consulting services paid by
           issuance of common stock                          159,290        90,626         259,676           80,626          10,000
         Compensation expense resulting
           from stock options granted                         13,272       897,808         911,080           27,408         267,372
         Interest expense upon conversion
           of promissory notes                                     0             0               0                0       1,209,000

Changes in operating assets and liabilities:
         Accounts receivable.                                      0       (44,070)        (44,070)         (27,069)         29,708
         Prepaid expenses                                     (4,693)          315          (4,378)           2,217         (31,808)
         Deferred offering costs.                                  0       (55,991)        (55,991)               0         (80,062)
         Other assets                                        (23,773)       (2,384)        (26,157)           5,000         (11,074)
         Accounts payable and accrued expenses.              140,292       631,275         771,567          569,780         107,504
                                                          ----------   -----------     -----------        ---------     -----------

         Net cash provided by (used in)
           operating activities                             (533,042)     (453,786)       (986,828)         166,015        (607,167)
                                                          ----------   -----------     -----------        ---------     -----------

Cash flows from investing activities:
         Notes receivable advances.                          (41,200)            0         (41,200)               0               0
         Loans advanced from (to) officer                    (20,410)       15,336          (5,074)          (4,442)          5,074
         Purchase of property and equipment                 (235,712)     (833,128)     (1,068,840)        (825,167)        (26,609)
         Capitalized software development costs              (68,275)      (41,551)       (109,826)         (17,000)              0
                                                          ----------   -----------     -----------        ---------     -----------

         Net cash provided by (used in)
           investing activities                             (365,597)     (859,343)     (1,224,940)        (846,609)        (21,535)
                                                          ----------   -----------     -----------        ---------     -----------

Cash flows from financing activities:
         (Repayments of) proceeds from loan payable           47,250       (47,250)              0                0               0
         Proceeds from issuance of promissory notes                0     1,500,000       1,500,000        1,000,000         600,000
         Payment of financing fees.                          (70,523)     (156,000)       (226,523)         (93,000)        (64,000)
         Proceeds from issuance of common stock              880,250        37,500         917,750           37,500               0
         Collection of stock subscriptions receivable              0        70,000          70,000           70,000               0
         Proceeds from issuance of warrants                        0         1,046           1,046                0               0
         Advances from (payment to) officers                  43,489        55,129          98,618          (37,600)         (4,000)
         Cash acquired at inception                                                            102
                                                          ----------   -----------     -----------        ---------     -----------

         Net cash provided by financing activities           900,466     1,460,425       2,360,993          976,900         532,000
                                                          ----------   -----------     -----------        ---------     -----------

Net increase in cash and cash equivalents.                     1,827       147,296         149,225          296,306         (96,702)
Cash and cash equivalents--beginning                             102         1,929           2,031            1,929         149,225
                                                          ----------   -----------     -----------        ---------     -----------

Cash and cash equivalents--ending                             $1,929      $149,225        $151,256         $298,235         $52,523
                                                          ==========   ===========     ===========        =========     ===========

Supplemental disclosure of cash flow information:
              Cash paid during the year for interest          $2,625        $4,167        $  6,792               $0          $1,320
                                                          ==========   ===========     ===========        =========     ===========


                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                      STATEMENTS OF CASH FLOWS--(Continued)


Noncash investing and financing activities:

              The following noncash transactions occurred during the year ended December 31, 1997:



--                      4,250,000 shares of the Company's common stock were issued to three
                        (3) key executives in lieu of $152,750 for executive compensation and consulting fees.

--                      100,000 shares of the Company's common stock were issued to outside consultants in lieu of $6,500 in promotional fees.

--                      315,000 shares of the Company's common stock valued at $315 were issued at par value to outside consultants in accordance with the anti dilution provisions of the consulting agreement entered into by the
                        Company in December 1996.

--                      Additional paid in capital was increased by $243,594 and deferred compensation of $230,322 was recorded resulting from stock options granted.


              The following noncash transactions occurred during the year ended December 31, 1998:



--                      309,249 shares of the Company's common stock were issued to outside consultants in lieu of $90,626 in services and $16,000 in deferred offering costs, which represented the fair market value of services rendered.

--                      1,000,000 shares of the Company's common stock in exchange for
                        $10,000 were issued to an independent consultant (as discussed in
                        Note 6) for providing various marketing, sales, general, and public relations consulting services over a 24-month period. This amount represented the excess of the market price of the Company's common stock at date of grant over the exercise price.

--                      346,742 shares of the Company's common stock at par value were issued to outside consultants in accordance with the anti-dilution provisions of the consulting agreement entered into by the Company which terminated in July 1998.

--                      500,000 shares valued at $315,000 were issued to an outside facilitator as a settlement to release its security interest in certain of the Company's equipment.  This amount represented the fair market value of the common stock issued at the date of settlement.

                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                      STATEMENTS OF CASH FLOWS--(Continued)

              The following noncash transactions occurred during the six months ended June 30, 1999:



--                      12,500 shares of the Company's common stock were issued at par value each to two financial advisors as part of their fees for structuring a December, 1998 private placement.

--                      611,636 shares of the Company's common stock were issued to three principals of the Company in consideration for employment services valued at $155,801.

--                      5,812 shares of the Company's common stock were issued at par value to a financial advisor for exercise of warrants.

--                      15,000 shares of the Company's common stock were issued at par value each to two financial advisors as part of their fees for structuring a February, 1999 private placement.

--                      879,685 shares of the Company's common stock were issued to the founder for aggregate consideration of $167,140 in payroll and officers loans owed by the
                        Company, upon exercise of options.

--                      600,000 shares of the Company's common stock were issued to an investor as a result of a debt conversion.

--                      Additional paid in capital was decreased by $524,521 and stock compensation costs were credited for $104,905 as a result of an amended contract for the founder wherein the Company cancelled stock options to purchase 1,140,262 shares of common stock previously granted in 1998 at an exercise price of $.19 per share.

--                      A credit in the amount of $81,081 was received from a vendor as an adjustment to the purchase price of certain computer equipment and the balance due to the vendor.

                        11,111 shares of the Company's common stock were issued in lieu of legal fees valued at $10,000.

                        900,000 shares of the Company's common stock were issued to an investor as a result of a debt conversion.

                        Interest expense of $1,209,000 was recorded for the favorable treatment of the convertible promissory notes.


The accompanying notes are an integral part of these financial statements.

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                        NOTES TO FINANCIAL STATEMENTS


                   Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)


Note 1--Summary of Significant Accounting Policies

Description of Business


Financial Intranet, Inc. (the "Company"), formerly Wee Wees, Inc. (which was formerly Alexis & Co.) is a Nevada corporation incorporated on December 16, 1993. The founder of the Company acquired all of the outstanding shares of Wee Wees, Inc. on December 17, 1996 in order to obtain the benefits of a corporate entity for the business. The Company provides a secure on-demand proprietary network (intranet) for broker-dealers and their registered representatives. The network is designed to provide updated training and data information concerning, among other things, those mutual funds planning to participate in the Company's network. In addition, the Company has developed an Internet presence accessible to the general public, which will highlight the Company's clients. It is the Company's plan to connect over 500 U.S. broker-dealer locations and subsequently provide local access ports in various cities around the world. The Company has not yet generated significant revenue from its operations and is therefore considered to be a development stage company in accordance with Statement of Financial Accounting Standards No. 7.


Going Concern Uncertainty

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At December 31, 1997, the Company had a negative working capital of $203,999 and a stockholders' equity of $164,961. At December 31, 1998, the Company has a negative working capital of $667,438 and a stockholders' equity of $42,963. As the Company is still in the development stage and has experienced significant losses since its inception, there is substantial doubt that it will be able to continue as a going concern without the additional funding as contemplated by the Company's private placement and public offering (see Note 12). If the public offering is not effected and successful, management plans to seek alternate funding from an affiliated third party, which will enable the Company to grow beyond the development stage. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable


Accounts receivable are principally from users of the Company's communications network. Accounts receivable at December 31, 1998 and June 30, 1999 were
$44,070 and $14,362, respectively. There were no accounts receivable at December 31, 1997 as no revenues were generated during 1997. Accounts receivable at June 30, 1998 was $27,069. Management believes that all accounts receivable are fully collectible; accordingly, no allowance for uncollectible accounts has been provided.

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                    Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)


Note 1--Summary of Significant Accounting Policies--(Continued)

Property and Equipment


Property and equipment are stated at cost. Depreciation is calculated on the straight line basis over the estimated lives of the assets which range from three to five years. At December 31, 1997, the computer hardware and software acquired to implement the Company's intranet and internet systems were not fully operational. As such, no depreciation or amortization had been calculated for these assets for 1997 or at June 30, 1998.


Deferred offering and debt issuance costs


Costs incurred in connection with the proposed offering of securities (see Note
12) and with the issuance of the December 31, 1998 convertible promissory note have been deferred and will be offset against the proceeds of the offering and conversion of debt. If the offering is not effected, these costs will be expensed. The debt issuance costs will be amortized over the life of the debt, if not converted. Amortization of debt issuance costs for the six months ended June 30, 1999 was $9,584.


Capitalized software development costs


Capitalized software development costs represent the costs of developing and updating an Internet presence at the Company's web site. These costs are being amortized on a straight-line basis over its estimated life of two years in accordance with Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." There was no amortization in 1997 because the web site was not placed in service until 1998. Amortization of capitalized software development costs was $21,768 for the year ended December 31, 1998. Amortization of capitalized software development costs was $5,690 and $33,147 for the six months ended June 30, 1998 and 1999, respectively.


Basis for assigning amounts to equity securities issued for other than cash

Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair market value of the service or assets received in exchange.

Revenue recognition

Revenue is recognized at the time telephone communications usage is incurred.

Advertising

Advertising and marketing costs are expensed as incurred.

Income taxes

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                   Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)


Note 1--Summary of Significant Accounting Policies--(Continued)

The Company accounts for income taxes in accordance with the asset and liability method of accounting for income taxes proscribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings per share

During the year ended December 31, 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the presentation of basic and diluted earnings per share ("EPS"). Basic EPS is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS is computed by dividing that net loss by the weighted-average number of common shares and common stock equivalents outstanding during the period. Common stock equivalents have been excluded from the weighted-average shares for 1997 and 1998, because their inclusion is anti-dilutive. All prior period EPS information has been computed in accordance with the new pronouncement.

Stock-based compensation

In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 is effective for fiscal years beginning after December 31, 1995 and prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company accounts for its stock-based compensation in accordance with the provisions of APB 25.

Effect of recently issued accounting standards

In June 1997, the Financial Accounting Standards Board issued two new disclosure standards.

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company's net loss is the only item of comprehensive income through December 31, 1997 and December 31, 1998.

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                    Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)


Note 1--Summary of Significant Accounting Policies--(Continued)

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and related Information" ("SFAS 131"), which supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise", establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has only one operating segment.

SFAS 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require that comparative information for earlier years be restated.

In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits" ("SFAS 132"), which standardizes the disclosure requirements for pensions and other postretirement benefits. SFAS 132 is applicable for fiscal years beginning after December 15, 1997. The Company does not expect adoption of SFAS 132 to have a material effect, if any, on the financial statements and results of operations.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, collectively referred to as derivatives and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. SFAS 133 is effective for fiscal years beginning after June 15, 1999. The Company has not determined the effect on its financial statements or results of operations, if any, from the adoption of this statement.

In October 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" (SFAS 134). This is an amendment to Statement of Financial Accounting Standards No. 65, "Accounting for Certain Mortgage Banking Activities", which establishes standards requiring that, after a securitization of a mortgage loan is held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed security as a trading security. SFAS 134 is effective for fiscal years beginning after December 15, 1998. The Company's financial statements and results of operations are unaffected by SFAS 134.

In March 1998, the AICPA issued Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" (SOP 98-1), which provides guidance on accounting for the cost of computer software developed or obtained for internal use regarding either the capitalization or expensing of software costs that meet certain specified criteria. SOP 98-1 is effective for fiscal years beginning after December 15, 1998 with earlier application encouraged. SOP 98-1 has been adopted by the Company for the year ended December 31, 1998.

In April 1998, the AICPA issued Statement of Accounting Position, 98-5 "Reporting on the costs of Start up Activities" (SOP 98-5), which provides guidance on defining start up activities and requires that entities expense start-up costs and organizational costs as they are incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with earlier application encouraged, and was adopted by the Company in 1997.

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                   Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)


Note 1--Summary of Significant Accounting Policies--(Continued)

Reclassifications

Certain accounts from the 1997 financial statements have been reclassified in order to conform with the 1998 financial statement presentation. These reclassifications have no effect on the previously reported net loss.

Unaudited Interim Financial Statements


The accompanying balance sheets as of June 30, 1998 and 1999 and the accompanying statements of operations, stockholders' equity and cash flows for the three months ended June 30, 1998 and 1999 and the six months ended June 30, 1998 and 1999 included herein have been prepared by the Company and are unaudited. The information furnished in the unaudited financial statements referred to above includes all adjustments that are, in the opinion of management, necessary for a fair presentation of such financial statements. The results of operations for the three months ended June 30, 1998 and 1999 and the six months ended June 30, 1998 and 1999 are not necessarily indicative of the results to be expected for the entire fiscal year.


Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2--Notes Receivable

** 13 In connection with entering into a Letter of Intent to acquire 80% of the equity of Micro-Intelligent Systems, Inc. (MIS), a private corporation that manufactures a portable electronic document device, the Company provided loans to MIS. On February 25, 1997, in conjunction with the signing of the Letter of Intent, the Company provided a loan of $20,000, due on demand on or after February 25, 2007, together with interest at the rate of 4% a year. On March 21, 1997, the Company issued an additional loan of $20,000, due on demand on or after March 21, 2007, together with interest at the rate of 4% a year. Subsequently, management has rescinded plans for the acquisition. Accrued interest of $1,200 was due on these notes receivable at December 31, 1998 . As of December 31, 1998, the Company has fully reserved the balance of $41,200 for the potential uncollectibility of this note and related accrued interest.

Note 3--Property and Equipment


Property and equipment consists of the following at December 31, 1997 and 1998 and June 30, 1998 and 1999:



                                                       12/31/97             12/31/98           6/30/98           6/30/99
                                                       --------             --------           -------           -------
Computer equipment..........................           $235,712            $1,068,840        $1,060,879         $1,014,369
Accumulated depreciation....................                 --              (107,645)               --           (200,381)
                                                       --------            ----------        ----------         ----------
                                                       $235,712            $  961,195        $1,060,879         $  813,988
                                                       ========            ==========        ==========         ==========



Depreciation for the year ended December 31, 1998 was $107,645 as the equipment and related software were not placed in service until 1998. Depreciation for the six months ended June 30, 1999 was $92,736.

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                   Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)


Note 4--Loan Payable

In September 1997, Civilization Communications Inc. (CivCom), a consultant, (see
Note 6) advanced funds to various vendors on behalf of the Company. These payments were documented in a promissory note dated January 2, 1998 in the principal amount of $47,250, bearing interest at the prime rate and due on June 30, 1998. On August 28, 1998 the balance, including principal and interest, was fully repaid.

Note 5--Note Payable

On December 31, 1998, the Company entered into a subscription agreement for a private placement of $500,000 consisting of a 7% convertible promissory note in the principal amount of $500,000, and warrants to purchase 1,250,000 shares of the Company's common stock, at an exercise price of $.60 per share as defined in the agreement.

The Company paid, on the closing date, fees of $55,000 as a reduction of the proceeds. In addition, the two placement agents, as part of their fees, received 25,000 shares of common stock and warrants to purchase 160,000 shares of common stock at an exercise price of $.64 per share and 125,000 shares of common stock at an exercise price of $.40 per share, respectively, of common stock. The 25,000 shares were issued in January 1999.

On February 8, 1999 the Company issued $600,000 in 7% convertible promissory notes, of which $240,000 were converted to 600,000 shares of common stock on March 10, 1999 and $360,000 were converted to 900,000 shares of common stock on May 14, 1999. (See Note 12).

Note 6--Commitments

Operating leases


The Company subleased its office space in New York City until April 1998. Rent expense under this lease charged to operations was $22,431 and $16,299 for the years ended December 31, 1997 and 1998, respectively and $27,461 and $16,119 for the six months ended June 30, 1998 and 1999, respectively.


In October 1997, the Company entered into a lease agreement for office space in Ardsley, New York for a term of three (3) years commencing on January 1, 1998. The lease agreement provides for a fixed annual base rent of $15,575 payable in equal monthly installments plus a proportionate share of certain incremental building operating expenses as defined in the lease agreement.

In June 1998, the Company entered into another lease agreement for additional office space in Ardsley, New York for a term commencing on July 15, 1998 and expiring on December 31, 2000. This lease provides for an annual base rent of $8,303 payable in equal monthly installments, plus a proportionate share of certain incremental building operating expenses as defined in the lease agreement. Rent expense under these leases charged to operations was $0 and $22,062 for the years ended December 31, 1997 and 1998, respectively. Minimum required future rental payments under these operating leases at December 31, 1998 are as follows:

             1999........................................  $23,878
             2000........................................   23,878
                                                           -------
                                                           $47,756

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                   Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)


Note 6--Commitments--(Continued)

Consulting agreement--Civilization Communications Inc.

In October 1996, the Company entered into an agreement executed by its founder (amended December 20, 1996), with Civilization Communications Inc. (CivCom), to provide various consulting services. Specifically, CivCom assisted in the preparation of the Company's Business Plan and the preparation of the initial Private Placement Memorandum (PPM) as well as associated and relevant documents. In addition, the agreement provides for CivCom, at the Company's request, to assist in the preparation of all filings and to prepare the documentation required to be filed with various state and federal agencies concerning the raising of the funds encompassed by the PPM. In consideration of the services provided, the agreement provides for $25,000 in compensation, payable as follows: a $15,000 cash payment from the funds acquired through the placement of any of the Company's securities and 200,000 shares (subsequently adjusted to 240,000 shares) of common stock (in lieu of $10,000).

In accordance with the non-dilutive provisions of the agreement, CivCom was entitled to maintain a 6.1% share of the total outstanding shares of the Company's common stock through July 7, 1998. As such, CivCom was issued 315,000 shares during 1997 and 346,742 shares during 1998 at which time the agreement was cancelled by the Company. Subsequent to July 1998, CivCom continued to consult the Company on a fixed price per hour basis.

Consulting agreements--key executives

In February 1997, the Company entered into consulting agreements with three key executives to whom the Company intended to eventually offer long-term employment agreements (see below). The consulting agreements provide for monthly stipends from the date of signing to the date the Company and the executives enter into the employment agreements. The consulting agreements also provide for the issuance of the Company's common stock at par value since at the time there was no determined market value for the shares issued as the Company was recently formed and had no operations at this time. In addition, in February 1997, in lieu of $150,000 in compensation for consulting services through December 31, 1997, the founder was issued an additional 1,500,000 shares of the Company's common stock. The key executives and the related provisions within their respective agreements are as follows:

                                                                                                                  Par Value of
                                                                            Monthly          Common stock             Stock
Executive                                                                   Stipend             Issued               Issued
---------                                                                   -------             ------               ------
Founder.................................................................    $     0         1,500,000 shares         $1,500
Founder.................................................................    $12,500         1,500,000 shares          1,500
President and Chief Operating Officer...................................    $12,500           750,000 shares            750
Executive Vice-President ...............................................    $ 5,417           500,000 shares            500
                                                                                           ----------                ------
                                                                                            4,250,000                $4,250

Employment agreements

On September 12, 1997, the Company entered into employment agreements with three key executives which were later amended on March 15, 1999. The agreements are for a five-year period commencing on September 12, 1997 and may be extended by the Company for an additional three-year period upon written notice six months prior to the third anniversary of the original term. The agreements stipulate the duties, compensation and benefits, indemnification, termination and various other terms of employment. Included in compensation for all three executives is an option to purchase, at any time while the executive is employed by the Company, additional shares (in addition

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                   Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)


Note 6--Commitments--(Continued)

to any shares previously issued) of the Company's common stock through December 31, 1998. The purchase price for such shares is at a price per share equal to eighty percent of the per share bid price averaged over five working days prior to the date of the signed employment agreement. The options shall permit each executive to purchase up to a certain percentage (see below) of the Company's issued and outstanding shares of common stock less; i) shares previously issued according to the consulting agreement; ii) less any shares previously issued as a result of the exercise of this option and (iii) less any shares issued in lieu of cash expenses advanced by the executive or accepted as previously earned consulting fees paid to the executive in lieu of cash. All options granted under the employment agreements expire on December 31, 2002, except for earlier dates relative to termination.

The number of the Company's issued and outstanding common stock for the purpose of calculating the total number of shares which may be purchased by the executive in exercising the option shall be: i) the number of shares issued on the later of the exercise date or any date prior to December 31, 1998, providing that ii) the total number of shares issued as utilized in the calculation of the shares available for purchase under the option shall not exceed the number of shares issued and outstanding at December 31, 1998 as recorded on the Company's stock ledger and as reported by the Company's transfer agent. These options are non-transferable and expire on the last date of the original employment term or any extension of the term (See note 8). The executives and the related provisions of their employment agreement are detailed below:

                                                                                                               Stock Option
                                                                                                             Percentage Through
Executive                                                                                  Base Salary    through December 31, 1998
---------                                                                                  -----------    -------------------------
Founder.................................................................................     $150,000             25.0%
President and Chief Operating Officer...................................................     $150,000             14.5%
Executive Vice-President ...............................................................     $100,000              9.0%

Consulting agreement--independent consultant

On October 6, 1997, the Company entered into a consulting agreement with an individual to provide various marketing, sales, general and public relations consulting in connection with undertaking the promotion of the Company's products, training programs and services to broker/dealers, underwriters and administrators of mutual funds. In consideration for services provided, the agreement granted the consultant a warrant to purchase up to one million (1,000,000) shares of the common stock of the Company at $.01 per share. In addition, all travel, mailing, entertainment, printing, postage and all other expenses directly related to services will be reimbursed by the Company. The warrant was exercised on October 9, 1998 for 1,000,000 shares.

The terms of the agreement are for a 24-month period commencing with the date of the signing of the agreement and shall terminate on October 20, 1999, with an extension convertible to October 20, 2000, unless sooner by death of the consultant or a 30-day notice of termination by either party. Stock compensation costs charged to operations for warrants issued was $150,000 for the year ended December 31, 1998.

Major customers

A substantial portion of the Company's revenue is derived from three major customers which, individually, constitute approximately 38.3%, 22.0% and 15.6% of total revenue for the year ended December 31, 1998.

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                   Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)


Note 7--Private Placements

The Company had a private placement offering in June 1997, whereby 6,904,228 shares of common stock were issued. The Company had two outstanding subscription agreements from investors totaling $75,000 at December 31, 1997.

The Company subsequently issued 400,000 shares of common stock in January 1998.

On May 20, 1998, the Company entered into subscription agreements to issue a total of $500,000 in convertible debentures, due November 20, 1998. The debentures pay 6% cumulative interest annually, payable in cash or in freely trading common stock of the Company, at the Company's option at the time of each conversion until the principal amount is paid in full or has been converted. The debentures are subject to automatic conversion at the end of six months from the date of issuance based on a formula as defined under the agreements. The holder of the debenture has the right, at their option, to convert it into shares of the Company's common stock at any time before the close of business on the maturity date. The debentures were converted into 1,070,800 shares in June and July 1998.

On June 4, 1998, the Company entered into a Placement Agent Agreement with Corporate Capital Management LLC (CCM). The agreement appointed CCM exclusive placement agent of the Company during the offering period as defined in the agreement for the purpose of assisting the Company in the sale of $500,000 (the Funds) in principal amount of its convertible 12% promissory note due December 1, 1998 (the Note). The agreement provides for a cash fee in an amount equal to 10% of the gross proceeds from the sale of the Note plus warrants to purchase 50,000 shares of the Company's common stock. The warrants shall be exercisable at a price equal to 110% of the bid price for the common stock on the date of closing of the sale of the Note. In conjunction with the agreement to retain CCM as placement agent, on June 4, 1998, the Company entered into a subscription agreement for the Note. The Note is convertible, at the holder's option, at any time, into shares of common stock of the Company. The number of shares of common stock into which the Note may be converted shall be determined at the lesser of
(i) 72.5% of the lowest closing bid price quoted on the over-the-counter Bulletin Board market of the common stock for the five-day trading period ending on the day prior to the conversion date or (ii) the lowest closing bid price quoted on the Bulletin Board of the common stock for the five-day trading period ending on the day prior to the closing of the sale of the Note. The note was converted to 1,352,718 shares of the Company's common stock in June 1998 and 115,052 shares were subsequently cancelled in October 1998.

Note 8--Stock Options and Warrants

The following stock options and warrants were granted during 1997 and 1998:

Warrants to purchase 1,000,000 shares of common stock exercisable at $.01 per share under a consulting agreement (See note 6).

Warrants to purchase 166,667 shares of common stock to a consultant on July 15, 1998 which expire June 22, 2003, at an exercise price of $.40 per share.

Stock options to purchase 250,000 shares of common stock to each of two employees at an exercise price of $.625 per share, which vest one-third each year over the next three years beginning in December 1999.

Warrants to purchase 150,000 shares of common stock for legal services: 75,000 shares on July 10, 1998 which expire July 10, 2003, at an exercise price of $1.20 per share; and 75,000 shares on November 25, 1998 which expire November 24, 2003, at an exercise price of $.60 per share.

Stock options to purchase 4,810,776 and 2,411,333 shares of common stock during 1997 and 1998, respectively, exercisable at

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                   Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)



Note 8--Stock Options and Warrants--(Continued)

$.19 per share pursuant to employment agreements with three key executives (See note 6).

Warrants to purchase 10,000 shares of common stock to each of two directors, one issued on September 1, 1998 which expires August 31, 2001, exercisable at a price of $.725 per share; and the other issued on November 13, 1998 which expires November 13, 2001, exercisable at a price of $.60 per share.

Warrants to purchase 285,000 shares of common stock to two investment bankers as commissions for a December 31, 1998 private placement of convertible promissory notes, one of which is for 125,000 shares of common stock exercisable at a price of $.40 per share, and the other which is for 160,000 shares of common stock exercisable at a price of $.64 per share.

Warrants to purchase 200,000 shares of the Company's common stock were issued to a consultant on April 1, 1997 at an exercise price of $7.25. These warrants expire on March 31, 2002.

Warrants to purchase 50,000 shares of the Company's common stock were issued to the placement agent for a June, 1998 private placement. The warrants are exercisable at $.64 per share.

The charge to operations for the above grants of options and warrants for the year ended December 31, 1998 was $156,150.


The following warrants were granted during the six months ended June 30, 1999:


Warrants to purchase 75,000 shares of common stock were issued to each of two placement agents for a February 1999 private placement, exercisable at a price of $.60 per share.


Warrants to purchase 20,000 shares of common stock were issued to each of two attorneys for a February 1999 private placement, exercisable at a price of $.60 per share.



The charge to operations for the above grants for the six months ended June 30, 1999 was $130,600.


Summary information with respect to stock options granted is as follows:

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                   Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)


Note 8--Stock Options and Warrants--(Continued)

                                                                                                 Outstanding       Outstanding
                                                                                   Exercise        Options           Options
                                                                                   Price           Granted         Exercisable
                                                                                   -----           -------         -----------
Balance, January 1, 1997.....................................................                           --                --
Activity:
   Options granted...........................................................      $.19          4,810,776         4,810,776
   Options exercised.........................................................                           --                --
   Options cancelled.........................................................                           --                --
                                                                                                 ---------         ---------
Balance, December 31, 1997...................................................      $.19          4,810,776         4,810,776
Activity:
   Options granted...........................................................      $.19          2,411,333         2,411,333
   Options exercised.........................................................                           --                --
   Options cancelled.........................................................                           --                --
                                                                                                 ---------         ---------
Balance, December 31, 1998...................................................      $.19          7,222,109         7,222,109
Activity:
   Options granted...........................................................      $.19                 --                --
   Options exercised.........................................................                     (879,685)         (879,685)
   Options cancelled.........................................................                   (1,140,262)       (1,140,262)
                                                                                                ----------        ----------

Balance......................................................................                    5,202,162         5,202,162
                                                                                                 =========         =========


Compensation cost charged to operations for stock options granted was $13,272 and $276,658 for the years ended December 31, 1997 and 1998, respectively and $27,408 and $85,877 for the six months ended June 30, 1998 and 1999, respectively, and a $104,904 for options cancelled was credited during the six months ended June 30, 1999.


The Company applies APB 25 in accounting for its stock option plans. Accordingly, stock compensation cost has been recorded based on the intrinsic value of the options only. Had compensation cost for the Company's stock options been recognized based on the fair value on the grant date under the methodology prescribed by SFAS 123, the Company's net loss and net loss per share for the years ended December 31, 1997 and 1998 would have been impacted as indicated in the following table.

The pro forma results shown below reflect only the impact of options granted in 1997 and 1998. Also, since option vesting occurs over five years, the pro forma impact shown for 1997 and 1998 is not representative of what the impact will be in future years.


                                                                    1997                1998
                                                                    ----                ----
         Net loss as reported                                 $(   817,430)           $(2,141,978)

         Pro forma net loss                                   $(   890,763)           $(2,067,668)


         Net loss per share as reported                       $(       .07)           $(      .12)

         Pro forma net loss per share                         $(       .08)           $(      .11)


The above pro forma amount for purposes of SFAS 123 reflect the portion of the estimated fair value of awards earned in 1997 and 1998. For purposes of pro forma disclosure, the estimated fair value of options is amortized over the vesting period of the stock options granted. The effects on pro forma disclosure of applying SFAS 123 are not likely to be representative of the effect on pro forma disclosures of future years.

The fair value of options granted (which is amortized to expense over the option vesting period in determining the pro forma impact), is estimated on the dated of grant using the Black - Sholes option pricing model with the following weighted average assumptions:


                                                         1997                     1998
                                                         -----                    ----

         Expected life of option (in years)                 5                       5
         Risk - free interest rate                          6.23%                   6.23%
         Expected volatility                              161.5%                  161.5%
         Expected dividend yield                            0%                      0%

The weighted average fair value of options granted during 1997 and 1998 is as follows:


                                                         1997                      1998
                                                         -----                     ----

         Fair value of each option granted           $       .24              $       .24
         Total number of options granted               4,810,776                2,411,333
         Total fair value of options granted         $ 1,154,586              $   578,720


1998 Stock Option Plan

In December, 1998, the Company established the 1998 Stock Option Plan ("1998 Plan") which provides for the granting of options which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or as options which are not intended to meet the requirements of such section ("Non-statutory Stock Options"). The total number of shares of Common stock reserved for issuance under the 1998 Plan is 1,500,000. Options to purchase shares may be granted under the 1998 Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of the Company or, in the case of Non-statutory Stock Options, are key employees (including officers) or non-employee directors of, or non-employee consultants to, the Company.

The exercise price of all Incentive Stock Options granted under the 1998 Plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of Incentive Stock Options granted to the holder of more than 10% of the Company's Common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which Incentive Stock Options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of the Company's

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                   Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)


Note 8--Stock Options and Warrants--(Continued)

Common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

The exercise price of all Non-statutory Stock Options granted under the 1998 Plan must be at least equal to 85% of the fair market value of such shares on the date of the grant.

No options have been granted during 1998 pursuant to the 1998 Plan.

Note 9--Income Taxes

The Company has net operating loss carryforwards available for income tax reporting purposes of approximately $3,000,000, in the aggregate, expiring in 2011 to 2013 which, upon recognition, gives rise to a deferred income tax asset of approximately $340,000 and $1,200,000 at December 31, 1997 and 1998, respectively.

The Company has recorded a 100% valuation allowance on the net deferred tax asset since management cannot determine if it is more likely than not that the deferred tax asset will be utilized.

Note 10--Related Party Transactions

Due from officers


At December 31, 1997, the Company had a $19,500 note receivable from an officer/stockholder of the Company. The note receivable, which is due on demand, bears interest at 8% a year. At December 31, 1997, there was $910 of accrued interest on the note receivable. The balance of this note receivable was fully repaid on November 19, 1998. At December 31, 1998 and June 30, 1999, there was $5,074 and zero, respectively, in accounts receivable due from officers.


Due to officers


At December 31, 1997, the Company had an unsecured note payable in the amount of $43,489 to an officer/stockholder. The borrowings, advanced to meet current operating obligations, were due on demand and are non-interest bearing. The remaining balance at December 31, 1998 was $5,889 and zero at June 30, 1999.


On August 27, 1998 and December 16, 1998, the Company borrowed an additional $50,000 and $5,000, respectively from the same officer. The promissory notes, with an interest rate of 8% a year, are due in 180 days. At December 31, 1998, interest of $1,350 was accrued on this note. This amount was repaid on March 3, 1999 as part of an agreement with the Founder (see Note 12).


At December 31, 1998, the Company had an unsecured note payable in the amount of $36,115 to another officer/stockholder, due on demand. The promissory note bears an interest rate of 8% a year. At December 31, 1998, interest of $264 was accrued on this note. At June 30, 1999, interest of $1,715 was accrued on this note. The balance at December 31, 1998 was $36,379 and $37,830 at June 30, 1999.

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                   Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)


Note 11--Contingency

Litigation

On July 23, 1998, H & H Acquisition Corp., individually and on behalf of the Company, commenced an action in federal court in the Southern District of New York against the Company, the founder and certain officers, among others. The complaint is an action to recover shares of common stock of the Company previously sold to an officer/stockholder and unspecified damages. Management believes that the claims against the Company and certain officers are without merit and is vigorously defending the action. In addition, management believes that the plaintiffs' principal causes of action relate to the founder, who has filed a motion to dismiss the complaint on the grounds, in part, that a mutual release previously executed with the plaintiff covers the alleged action. No provision has been made in these financial statements for any possible losses arising from this litigation.

Settlement agreement

In February 1998, a collateral pledge agreement was executed between the Company and two outside parties to arrange for the Company to receive $350,000 to purchase certain network computer and telecommunications equipment. Pursuant to that collateral pledge agreement, the Company granted a first priority security interest to one of the parties (the "facilitator") in order to secure the obligations of the other party ("the borrower") under said agreement. The Company did not receive the contemplated funds and had to make other arrangements to fund its purchase of the equipment.

In July 1998, in order to obtain a release of the security interest in the equipment, the Company issued 500,000 shares of its common stock to the facilitator. If the facilitator desires to sell the shares, the Company has a right of first refusal to purchase those shares. In the event there is a sale of the total shares, the facilitator receives the first $175,000 of the net proceeds, and the balance shall be divided equally between the facilitator and the Company. If the sale of shares has not taken place by July 31, 1999, this agreement shall terminate and the facilitator shall retain ownership of the shares. The Company has charged $315,000 to operations for the year ended December 31, 1998 to reflect the issuance of the 500,000 shares of common stock.

Note 12--Subsequent Events

Private placement

On February 8, 1999, the Company entered into a subscription agreement for a private placement of up to $1,700,000 principal amount of 7% convertible promissory notes and warrants to purchase up to 3,333,333 shares of common stock in up to five separate installments at an exercise price of $.40 per share for the initial warrants and $.60 per share for the installments. The agreements consist of an initial purchase of a Promissory Note in the principal amount of $600,000 (the "Initial Note") and Initial Warrants to purchase 1,500,000 shares of Common stock for a purchase price of $600,000. In addition, the agreement provides for the purchase four installment convertible notes in an aggregate amount of $1,100,000 and warrants to purchase 1,833,333 shares of common stock.



At the initial closing, the Company issued a 7% convertible promissory note in the principal amount of $600,000, with $240,000 principal amount, and all accrued interest, payable on demand commencing March 10, 1999, and $360,000 principal amount, and all accrued interest, payable on demand commencing May 9, 1999. The holder converted the $240,000 portion of the note into common stock in March 1999 and the $360,000 balance into common stock in May 1999. The Company issued 1,500,000 warrants in February 1999 to purchase common stock at an exercise price per share of $.60. The warrants may be exercised through February 6, 2002. The Company's obligations under the promissory note for $600,000 are subject to a guarantee by Ben B. Stein and secured by a pledge of 1,500,000 shares of common stock. Mr. Stein pledged 600,000 shares of common stock as collateral for the Company's obligation payable March 10, 1999, and 900,000 shares as collateral for the Company's obligation payable May
9, 1999.

On February 6, 2002, the Company is required to automatically convert any and all remaining outstanding principal amount and accrued interest of the promissory note at the conversion price into common stock.

The purchaser of the initial note in the principal amount of $600,000 has agreed to purchase and the Company has agreed to sell four installment convertible notes in an aggregate amount of $1,100,000 and warrants to purchase 1,833,333 shares of common stock. The investor agreed to purchase, for $1,100,000, additional convertible promissory notes and warrants to purchase 1,833,333 shares of common stock. However, the investor is not obligated to purchase the notes unless several conditions are met. One condition to the investor's obligation is the registration under the Securities Act of the shares issuable upon conversion of the notes and exercise of the warrants. A second condition to the investor's obligation to purchase the notes and warrants is that the Company's public trading volume or market value on the OTC Bulletin Board must meet certain minimum threshold requirements.

Within 30 days of the date of the prospectus registering the shares of common stock issuable pursuant to the notes and warrants and assuming the conditions precedent are met, the investor has agreed to purchase for $200,000 a promissory note in the principal amount of $200,000 and a warrant for the purchase of 333,333 shares of common stock at an exercise price of $.60 per share. During the 90 day period after the closing of the installment for a promissory note in the principal amount of $200,000, and assuming the conditions precedent are met, the investor has agreed to purchase for $300,000 a promissory note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of common stock. During the 90 day period after the issuance of the first $300,000 note and assuming the conditions precedent are met, the investor has agreed to purchase for $300,000 a promissory note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of common stock. During the 90 day period after the issuance of the second $300,000 note and assuming the conditions precedent are met, the investor has agreed to purchase for $300,000 a promissory note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of common stock. The warrants are exercisable for a period of five years after issuance at an exercise price of $.60 per share.

The conversion prices for the convertible promissory notes are the lesser of :

            o 75% of the average of the five lowest closing bid prices of the common stock during the 30 trading days ending on the trading day immediately preceding the conversion date, or

            o  either:
               $.40 per share for the promissory note for $500,000 issued in December 1998 and the promissory note in the principal amount of $600,000 issued in February 1999;

               $.50 per share for the promissory note in the principal amount of $200,000, and

               $.60 per share for the three promissory notes in the aggregate principal amount of $900,000.

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


                   Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)


Note 12--Subsequent Events--(Continued)




The two agents for this placement, as part of their fee, each received 15,000 shares of Common stock and Initial Warrants to purchase 75,000 shares of Common stock at an exercise price equal to $0.60 per share of Common stock (and otherwise on terms set forth in the Common stock Purchase Warrant) on the Initial Closing Date.


On each Closing Date for an installment: (i) the two Placement Agents, as part of their fee, shall also each receive 1,727 shares of Common stock for each $100,000 funded to the Company by the Investor, Installment Warrants to purchase 10,000 shares of Common stock on the Closing Date for each $100,000 funded on the second installment, and Installment Warrants to purchase 8,333 shares of Common stock on each Closing Date for each $100,000 funded on the third, fourth and fifth installments. The Installment Warrants will have an exercise price of $0.60 per share.


The financial statements reflect interest expense associated with these promissory notes as a result of the favorable conversion feature upon issuance of the promissory note. The total amount of interest expense recognized reflects the effect of the beneficial conversion feature of the promissory notes which are convertible into common stock at a predetermined rate.



The total amount of interest expense for the beneficial conversion feature is approximately $1,209,000 which is calculated at February 8, 1999, the date of issue. This calculation reflects the difference between the fair market value of the stock of approximately $1,809,000 which also reflects a discount of 10% for the limited marketability due to the stock being restricted and $600,000 which is the face value of the promissory note. This amount is amortized over the period of time the promissory note is outstanding.



Because the promissory note has been issued with beneficial conversion terms, the entire amount of the interest expense will be amortized over the period of time the promissory note is outstanding. The amount to be amortized is approximately $484,000 for the promissory note converted on March 10, 1999, and $725,000 for the promissory note converted on May 9. For the six months ended June 30, 1999, the financial statements reflect a charge to operations of $1,209,000 for the total amount of interest amortized for that period.


Public offering


In February 1999, the Company filed a Registration Statement (Form SB-2) covering the primary offering of Common stock by the Company and the offering of common stock by certain selling securityholders. Under the primary prospectus, the Company is registering 3,000,000 Shares of common stock, par value $.001 per share, to be held for sale. Under an alternate prospectus, the selling securityholders are registering 7,310,000 shares of common stock, par share $.001 per share, to be held for sale, which includes 5,735,000 shares of common stock underlying warrants and convertible promissory notes and 1,575,000 shares of common stock previously issued. These shares will be offered to the public at an offering price anticipated to be between $.25 and $1.75 per share.

                           FINANCIAL INTRANET, INC.
                        (a Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS--(Continued)


 .                    Years ended December 31, 1997 and 1998
        (Unaudited with respect to data as of June 30, 1998 and 1999 and for the six months ended June 30, 1998 and 1999)


Note 12--Subsequent Events--(Continued)

Founder consulting agreement

On March 3, 1999 the Company entered into a consulting agreement with the Company's Founder (the "Founder") whereby the Founder will be retained as a consultant to act as Director of Brokerage Sales on a commission only basis through December 31, 2002. The terms of compensation include commissions paid as a percentage of sales and reimbursement of certain expenses as defined in the agreement. In addition, under the terms of this agreement, the Founder acknowledges that he agrees to reduce the number of unexercised options held by him to purchase shares of the Company common stock from 3,640,262 to 2,500,000 shares at an exercise price of $.19 per share. The Founder has also agreed to exercise these options with respect to 879,685 shares as of March 3, 1999 in exchange for settlement of $167,140 in accrued salary and loans owed by the Company to the Founder.

Convertible Promissory Note

On July 20, 1999, the Company issued an 8% convertible promissory note in the principal amount of $500,000 with a maturity date of October 20, 1999, and warrants, exercisable under certain conditions, to purchase up to 200,000 shares of common stock at an exercise price of $.50 per share through October 20, 2004.


The "conversion price" shall be the lesser of: (i) 75% of the average of the five lowest closing bid prices of the common stock during the five trading days immediately preceding the conversion date, or (ii) $.50 per share. The promissory note is convertible into common stock at any time after the maturity date at the conversion price.



The interest expense associated with this promissory note is approximately $183,000. This amount is based on the anticipated conversion of the promissory note on October 20, 1999.



The total amount of interest expense to be recognized includes accrued interest of approximately $13,000 for the stated interest rate of the promissory note and approximately $170,000 to reflect the effect of the beneficial conversion feature of the promissory note which is convertible into common stock at a predetermined rate. The interest expense for the beneficial conversion feature is calculated at July 20, 1999, the date of issue. This calculation reflects the difference between the conversion price of $.50 per share and the fair value of the common stock into which the security is convertible ($.67 per share), multiplied by the number of shares into which the promissory note is convertible (1,000,000 shares).



Because the promissory note has been issued with beneficial conversion terms, the entire amount of the interest expense will be amortized over the period of time the promissory note is outstanding. This period is expected to be from July 20, 1999, the issue date of the promissory note, to October 20, 1999, the date the promissory note becomes convertible.



No expense will be recognized for warrants as the Company anticipates conversion of the promissory note upon maturity and, as a result, the warrants will not be exercisable.




Financial Intranet's obligations under the promissory note are subject to a guarantee by Ben B. Stein, Michael Sheppard and Maura Marx, and secured by a pledge of 924,517 shares of common stock by Mr. Stein, 96,151 shares by Mr. Sheppard, and 101,844 shares by Ms. Marx.

The Company expects that its obligations under this convertible promissory note will be satisfied by conversion into common stock. Each of the 200,000 warrants issued in conjunction with the promissory note entitles the holder to purchase one share of common stock at an exercise price of $.50 per share. However, the warrants are exercisable only if the Company repays its obligations under the promissory note in cash on or prior to the maturity date.

The agent for this transaction, as part of its fee, received 20,000 shares of common stock and warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share of common stock.

The shares of common stock issuable upon conversion of the promissory note and warrants issued in conjunction with the note are being registered in the alternate prospectus.


Promissory Note

On September 27, 1999, the Company issued an 8% promissory note in the principal amount of $120,000 with a maturity date of December 26, 1999. There are no warrants or convertible features associated with this promissory note.

     We have not authorized anyone to give any information different from that contained in this prospectus. You must not rely on any unauthorized information. We are offering to sell, and seeking offers to buy, shares of common stock only in states where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus.

                               ------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

    Prospectus Summary .......................................................3
    Risk Factors .............................................................5
    Use of Proceeds ..........................................................8
    Capitalization............................................................9
    Dilution.................................................................10
    Dividend Policy .........................................................12
    Management's Discussions and Analysis of
    Financial Condition and Results of
    Operations ..............................................................14
    Business.................................................................19
    Management ..............................................................30
    Certain Transactions ....................................................36
    Principal Stockholders ..................................................37
    Selling Securityholders .................................................38
    Description of Securities ...............................................41
    Shares Eligible for Future Sale .........................................43
    Plan of Distribution ....................................................44
    Legal Matters............................................................44
    Experts..................................................................44
    Financial Statements ...................................................F-1

                               ------------------


          Until __________________, 1999 (25 days after the date of this prospectus), all dealers effecting transactions in the securities offered hereby, whether or not participating in the distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with regard to their unsold allotments or subscription.



                                3,000,000 Shares
                                 of Common Stock



                            Financial Intranet, Inc.




                              ---------------------
                                   PROSPECTUS
                              ---------------------



                                 October __, 1999

                     [Alternate Cover Page--- The Offering]



                   SUBJECT TO COMPLETION, DATED OCTOBER 6, 1999


                                   PROSPECTUS

                        7,310,000 Shares of Common Stock

                             Financial Intranet Inc.


Selling securityholders are offering 7,310,000 shares of common stock of Financial Intranet, Inc.



The selling securityholders may sell the shares of common stock from time to time. They have no underwriting arrangements. The selling securityholders and intermediaries through whom such securities may be sold may be "underwriters" under the Securities Act and any profits or commissions may be underwriting compensation. Financial Intranet agreed to indemnify the selling securityholders against specified liabilities, including liabilities under the Securities Act.


On the date of this prospectus, Financial Intranet commenced a public offering of 6,000,000 shares of common stock through a registration statement of which this prospectus is a part.

These are speculative securities and this investment involves a high degree of risk. See "Risk Factors" on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of the prospectus. Any representation to the contrary is a criminal offense.


The date of this  prospectus October __, 1999


                                  The Offering

Securities offered by selling securityholders:............................        7,310,000 shares


Securities outstanding prior to Financial Intranet's offering:............        23,644,292 shares


Securities outstanding after offering:....................................        32,379,292 shares which include:

                                                                               o   3,485,000 shares of common stock issuable upon
                                                                                   exercise of the warrants,

                                                                               o   2,250,000 shares of common stock issuable upon
                                                                                   conversion of the promissory notes issued to the
                                                                                   selling securityholders,

                                                                               o   1,575,000 shares of common stock previously
                                                                                   issued to the selling securityholders,

                                                                               o   3,000,000 shares of common stock being offered
                                                                                   by Financial Intranet.


Risk Factors..............................................................         An investment in any of the securities
                                                                                   being offered hereby is highly speculative
                                                                                   and involves substantial risks.


                                                                               Investors should carefully consider the matters set
                                                                               forth under the caption "Risk Factors."

OTC Bulletin Board Symbol:..............................................................FNTN

  We have not authorized anyone to give any information different from that contained in this prospectus. You must not rely on any unauthorized information. We are offering to sell, and seeking offers to buy, shares of common stock only in states where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus.

                               -----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
    Prospectus Summary .......................................................3
    Risk Factors .............................................................5
    Use of Proceeds ..........................................................8
    Capitalization............................................................9
    Dilution.................................................................10
    Dividend Policy .........................................................12
    Management's Discussions and Analysis of
       Financial Condition and Results of
       Operations ...........................................................14
    Business.................................................................19
    Management ..............................................................30
    Certain Transactions ....................................................36
    Principal Stockholders ..................................................37
    Selling Securityholders .................................................38
    Description of Securities ...............................................41
    Shares Eligible for Future Sale .........................................43
    Plan of Distribution ....................................................44
    Legal Matters............................................................44
    Experts..................................................................44
    Financial Statements ...................................................F-1

                               -----------------

          Until _____________________ , 1999 (25 days after the date of this prospectus), all dealers effecting transactions in the securities offered hereby, whether or not participating in the distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with regard to their unsold allotments or subscription.





                               7,310,000 Shares
                                of Common Stock




                            Financial Intranet, Inc.



                             ---------------------
                                   PROSPECTUS
                             ---------------------


                               October __, 1999

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Officers and Directors

Subsection 1 of Section 78.7302 of Chapter 78 of the Nevada General Corporation Law ("NGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his action was unlawful.

Subsection 2 of Section 78.7502 of the NGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.


Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2) , or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.


Finally, Section 78.752 of the NGCL empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

The Registrant's bylaws provide for indemnification of officer, directors and others to the fullest extent permitted by the laws of the State of Nevada.

Item 25. Other Expenses of Issuance and Distribution

The expenses payable by registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Securities and Exchange Commission Fees...........................    $8,521.43
Accounting Fees and Expenses......................................   $30,000.00
Blue Sky Fees and Expenses........................................   $25,000.00
Printing Expenses (including Securities)..........................   $30,000.00
Legal Fees........................................................   $70,000.00
Miscellaneous.....................................................   $16,478.57
                                                                     ----------

        Total.....................................................  $180,000.00
                                                                    ===========

The selling securityholders will not assume any of the expenses of their offering except to the extent that they engage their own legal counsel. The estimate of expenses includes expenses in connection with the issuance and distribution of shares by the selling security holders.

Item 26. Recent Sales of Unregistered Securities


All issuances were under Section 4(2) unless otherwise indicated. The issuances under 4(2) to officers, employees or legal counsel were to persons familiar with the operations of the registrant. Other issuances under Section 4(2) were to advisors, including Civilization Communication Inc., Kevin Haggerty, Great North Capital Corp., Cardinal Capital Management, Inc., Josephberg Grosz & Co., JG Capital Inc., Ganesh Asset Management Ltd. and Chez Inc. Financial Intranet believed that these advisors were sufficiently sophisticated to qualify for the exemption because they are in the business of advising corporations on marketing, finance or public relations, as the case may be, and are familiar with the business of the registrant.


                                  Common Stock


On July 20, 1999, Financial Intranet issued 20,000 shares of common stock to J G Capital in consideration for investment banking services of $10,000.



On May 9, 1999, Financial Intranet issued 900,000 shares of common stock to Barry Stein to replace shares that Mr. Stein had pledged to secure Financial Intranet's obligations under a convertible promissory note with a value of $360,000.




On April 28, 1999, Financial Intranet issued 11,111 shares of common stock to Steven Schuster, counsel to

Financial Intranet, in consideration for advisory services valued at $10,000.


On March 10, 1999, Financial Intranet issued 600,000 shares of common stock to Barry Stein to replace shares that Mr. Stein had pledged to secure Financial Intranet's obligations under a convertible promissory note with a value of $240,000.


On March 3, 1999, Financial Intranet issued 15,000 shares of common stock valued at $9,750 each to Cardinal Capital Management Inc. and JG Capital, Inc. as part of their fees as advisors for structuring a February 8, 1999 private placement.


On March 3, 1999, Financial Intranet issued 879,685 shares of common stock to Barry Stein for aggregate consideration of $167,140 upon exercise of options.


On January 25, 1999, Financial Intranet issued 5,812 shares of common stock valued at $1,046 to Ganesh Asset Management for exercise of warrants.


On January 21, 1999, Financial Intranet issued 197,402 shares of common stock to Barry Stein in consideration for employment services valued at $43,837.55.

On January 21, 1999, Financial Intranet issued 205,825 shares of common stock to Michael Sheppard in consideration for employment services valued at $55,854.14.

On January 21, 1999, Financial Intranet issued 208,409 shares of common stock to Maura Marx in consideration for employment services valued at $56,109.39.


On January 7, 1999, Financial Intranet issued 12,500 shares of common stock valued at $8,125 each to Cardinal Capital Management Inc. and Josephberg Grosz & Co. as part of their fees as advisors for structuring a December 1998 private placement.


On December 17, 1998, Financial Intranet issued 26,667 shares of common stock to Civilization Communication, Inc. in consideration for advisory services valued at $16,000 in connection with preparation of a Form 10.


On October 9, 1998, Financial Intranet issued 1,000,000 shares of common stock to Kevin Haggerty in consideration for marketing consulting services valued at $10,000.


On October 15, 1998, Financial Intranet issued 60,637 shares of common stock at $.001 par value to Great North Capital Corp. in consideration for advisory fees for structuring a 1997 private placement.



On October 15, 1998, Financial Intranet issued 8,333 shares of common stock at $.001 par value to Ganesh Asset Management, Ltd. in consideration for advisory fees for structuring a 1997 private placement.



On July 17, 1998, Financial Intranet issued 500,000 shares of common stock to Internet Credit Corp. in consideration for release of security interest in equipment. These shares were valued at $315,000.


On July 15, 1998, Financial Intranet issued 112,093 shares of common stock at $.001 par value to Civilization Communication, Inc. pursuant to anti-dilution provisions of a consulting agreement dated December 1996.

On June 12, 1998, Financial Intranet issued 60,000 shares of common stock to JG Partners, LP in consideration for investment banking services valued at $25,000.


On June 11, July 11, and July 23, Financial Intranet issued a total of 1,070,800 shares of common stock to Thomas Kernaghan & Co. in consideration for $500,000 under Rule 504.



On June 11, 1998, Financial Intranet issued 28,794 and 9,599 shares at $.001 par value to Great North Capital and

Corporate Capital Management, respectively, in consideration for advisory services regarding the funding by Cadence Capital Corporation.


On June 5, 1998, Financial Intranet issued 1,352,718 shares of common stock to Cadence Capital Corporation in consideration for $500,000 under Rule 504 of Regulation D. 115,052 shares of common stock were subsequently cancelled by the Company in October, 1998.


On May 19, 1998, Financial Intranet issued 38,066 shares of common stock to Steven Sanders in consideration for legal services valued at $9,453.50.

On May 19, 1998, Financial Intranet issued 9,516 shares of common stock to Debra Millman in consideration for legal services valued at $2,422.

On May 19, 1998, Financial Intranet issued 175,000 shares of common stock to Civilization Communication, Inc. in consideration for advisory services valued at $43,750 in connection with preparation of a Form 10.


On February 9, 1998, Financial Intranet issued 234,649 shares of common stock at $.001 par value to Civilization Communication Corp. under anti-dilution provisions of a consulting agreement dated December 1996.


On January 14, 1998, Financial Intranet issued 400,000 shares of common stock to Landmark Capital in consideration for $107,500.


On November 15, 1997, Financial Intranet issued 315,000 shares of common stock at $.001 par value to Civilization Communication Corp. under anti-dilution provisions of a consulting agreement.



On September 5, 1997, Financial Intranet issued 20,000 shares of common stock valued at $5,400 to Ron Pauls, an employee, in consideration for employment services rendered.



On September 5, 1997, Financial Intranet issued 20,000 shares of common stock valued at $5,400 to James Reiff, an employee, in consideration for employment services rendered.


On August 4, 1997, Financial Intranet issued 100,000 shares of common stock to CHEZ, INC. in consideration for $6,500 in public relations.


In June 1997, Financial Intranet issued 6,904,228 shares of common stock to investors of which 4,304,228 were purchased by non-U.S. residents overseas for an aggregate consideration of $955,250 under Rule 504 of Regulation D.



On February 27, 1997, Financial Intranet issued 750,000 shares of common stock at $.001 par value to Michael Sheppard as an incentive payment for execution of employment contract under Section 701.



On February 27, 1997, Financial Intranet issued 500,000 shares of common stock at $.001 par value to Maura Marx as an incentive payment for execution of employment contract under Section 701.



On February 27, 1997, Financial Intranet issued 1,500,000 shares of common stock at $.001 par value to Barry Stein as an incentive payment for execution of employment contract under Section 701.


On February 7, 1997, Financial Intranet issued 1,500,000 shares of common stock to Barry Stein in lieu of $150,000 in compensation for consulting services through December 31, 1997.

On December 20, 1996, Financial Intranet issued 240,000 shares of common stock to Civilization Communication Corp. in consideration for services related to preparation of the business plans valued at $10,000.


On December 17, 1996, Financial Intranet issued 40,000 shares of common stock at $.001 par value to Michael Daniels in consideration for services rendered in connection with his sale of a controlling interest in Wee Wees, Inc.



              OPTIONS, WARRANTS AND CONVERTIBLE PROMISSORY NOTES



On July 20, 1999 Financial Intranet issued 100,000 warrants to J G Capital in consideration for investment banking services valued at $17,000. The warrants have an exercise price of $.50 per share and expire on October 20, 2004.



On July 20, 1999, Financial Intranet issued to Garth LLC an 8% convertible promissory note in the principal amount of $500,000 with a maturity date of October 20, 1999 and warrants to purchase 200,000 shares of common stock at an exercise price of $.50 per share through October 20, 2004. The conversion price is equal to the lesser of $.50 per share, or 75% of the average closing bid price per share for the five trading days immediately prior to the conversion date. The aggregate consideration received by Financial Intranet for the promissory note and the warrants was the $500,000 loaned under the promissory note.



On February 28, 1999, Financial Intranet issued 20,000 warrants to each of Scott Goldstein and Sheldon Goldstein in consideration for legal services valued at a total of $19,600. The warrants have an exercise price of $.60 per share and expire five years after issuance.



On February 8, 1999, Financial Intranet issued to Zubair Kazi a 7% convertible promissory note in the principal amount of $600,000. Financial Intranet also issued Mr. Kazi 1,500,000 warrants in February 1999 to purchase common stock at an exercise price per share of $.40. The warrants may be exercised through February 6, 2002. The aggregate consideration received by Financial Intranet for the promissory note and the warrants was the $600,000 loaned under the promissory note.



On February 8, 1999, Financial Intranet issued warrants to purchase 75,000 shares of common stock to each of Cardinal Capital Management Inc. and J.G. Capital Inc. in consideration for investment banking services rendered in connection with a private placement. The warrants expire five years after issuance. These warrants have an exercise price of $.60 per share and had a total value of $111,000.



On December 31, 1998, Financial Intranet issued Ahood Sharbatly a 7% convertible promissory note in the principal amount of $500,000 with a maturity date of December 31, 2001 and warrants to purchase 1,250,000 shares of common stock at an exercise price of $.60 per share through December 31, 2003. The aggregate amount of consideration received by Financial Intranet for the promissory note and warrants was the $500,000 loaned under the promissory note.



On December 31, 1998, Financial Intranet issued warrants to purchase 160,000 shares of common stock to Cardinal Capital Management Inc. with an exercise price of $.64 per share and 125,000 shares of common stock to J.G. Capital Inc. with an exercise price of $.40 per share. The warrants expire five years after issuance. The warrants were issued in consideration for investment banking services valued at $32,850 rendered for a private placement.

On November 25, 1998, Financial Intranet issued 75,000 warrants to purchase common stock to McLaughlin & Stern, LLP with an exercise price of $.60 per share in consideration of legal services rendered and disbursements incurred. The warrants expire on November 24, 2003 and had a value of $15,750.



On November 13, 1998, Financial Intranet issued 10,000 warrants to purchase common stock at $.60 per share to Steven Weller. The warrants were issued in consideration for Mr. Weller's agreement to serve as a Director and expire on November 12, 2001 and had a value of $1,800.



On September 1, 1998, Financial Intranet issued 10,000 warrants to purchase common stock at $.725 per share to Joseph F. Engelberger. The warrants were issued in consideration for Mr. Engelberger's agreement to serve as a Director and expire on August 31, 2001 and had a value of $3,250.



On July 15, 1998, Financial Intranet issued 166,667 warrants valued at $40,000 to McCap, Inc. for public relations services at an exercise price of $.40 per share expiring June 22, 2003.



On July 11, 1998, Financial Intranet issued 75,000 warrants to purchase common stock for $1.20 per share to McLaughlin & Stern, LLP in consideration of legal services rendered and disbursements incurred. The warrants expire on July 10, 2003. (1)





On June 5, 1998, the Company issued warrants to purchase 50,000 shares of common stock to Corporate Capital Management with an exercise price of $.64 per share for advisory services. (1)



Under his employment agreement dated September 12, 1997, Michael Sheppard received options to purchase 2,231,352 shares of common stock at an exercise price of $.19 per share. The warrants expire on December 31, 2002 and had a value of $76,435.



Under her employment agreement dated September 12, 1997, Ms. Marx received options to purchase 1,350,495 shares of common stock at an exercise price of $.19 per share. The warrants expire on December 31, 2002 and had a value of $45,719.



Under Mr. Stein's employment agreement, dated September 12, 1997, he received options to purchase 3,640,262 shares of common stock as of common stock at an exercise price of $.19 per share. The warrants expire on December 31, 2002 and had a value of $121,440.



On September 15, 1997, Financial Intranet issued 980 warrants to purchase common stock for $.32 per share to Corporate Capital Management for advisory services. The warrants expire on September 15, 2000. (1)



On September 15, 1997, Financial Intranet issued 2,422 warrants to purchase common stock for $.18 per share to Corporate Capital Management for advisory services. The warrants expire on September 15, 2000. (1)



On September 15, 1997, Financial Intranet issued 5,812 warrants to purchase common stock for $.18 per share to Ganesh Asset Management for advisory services. The warrants expire on September 15, 2000. (1)



On September 15, 1997, Financial Intranet issued 2,353 warrants to purchase common stock for $.32 per share to Ganesh Asset Management for advisory services. The warrants expire on September 15, 2000. (1)



On September 15, 1997, Financial Intranet issued 7,266 warrants to purchase common stock for $.18 per share to Great North Capital for advisory services. The warrants expire on September 15, 2000. (1)

On September 15, 1997, Financial Intranet issued 2,942 warrants to purchase common stock for $.32 per share to Great North Capital for advisory services. The warrants expire on September 15, 2000. (1)



On April 1, 1997, Financial Intranet issued warrants to purchase 200,000 shares of common stock with an exercise price of $7.25 per share to H&H Acquisitions Inc. in connection with the acquisition of Wee Wees Inc. These warrants expire on March 3, 2002. (1)



(1) At date of grant, the market price was lower than the exercise price. Therefore, there was no value ascribed to the warrants.





Item 27. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit
Number   Description
------   -----------

  3.1 -- Registrant's Restated Articles of Incorporation dated December 22, 1998
  3.2 -- Registrant's By-laws
  4.1 -- Form of Common Stock Certificate
  4.2 -- 1998 Stock Option Plan
  5.1 -- Opinion of McLaughlin & Stern, LLP
 10.1 -- Letter regarding purchase of Wee Wees, Inc. dated October 9, 1996.
 10.2 -- Employment Agreement dated as of September 12, 1997 between Registrant and Michael Sheppard.
 10.3 -- Employment Agreement dated as of September 12, 1997 between Registrant and Ben B. Stein.
 10.4 -- Employment Agreement dated as of September 12, 1997 between
         Registrant and Maura Marx. 10.5 -- Amendment to Employment Agreement dated as of December 15, 1998 between Registrant and Michael Sheppard.
 10.6 -- Amendment to Employment Agreement dated as of December 15, 1998 between Registrant and Maura Marx.
 10.7 -- Consulting Agreement dated as of February 27, 1997 between
         Registrant and Michael Sheppard. 10.8 -- Promissory Note issued by Registrant to investor on December 31, 1998 in connection with private placement.
10.9 -- Warrant issued by Registrant to investor on December 31, 1998 in connection with private placement.
10.10 -- Subscription agreement between Registrant and investor in private placement on December 31, 1998.
10.11 -- Subscription agreement between Registrant and investor in private placement on February 8, 1999.
10.12 -- Warrant issued by Registrant to investor on February 8, 1999 in connection with private placement.
10.13 -- Form of Warrant certificate issuable by Registrant to investor upon subsequent installments due under private placement.
10.14 -- Guaranty executed by Ben B. Stein on February 8, 1999 in connection with private placement. 10.15 -- Stock Pledge Agreement executed by
         Ben B. Stein on February 8, 1999 in connection with private placement.
10.16 -- Service Agreement between the Registrant and Siemens dated December 30, 1998.(1)
10.17 -- Warrant issued by Registrant to Cardinal Capital Management on December 31, 1998 in connection with private placement.
10.18 -- Warrant issued by Registrant to Josephberg Grosz & Co. on December 31, 1998 in connection
                                      II-7
         with private placement.
10.19 -- Warrant issued by Registrant to Josephberg Grosz & Co. on February 8, 1999 in connection with private placement.
10.20 -- Warrant issued by Registrant to Cardinal Capital Management on February 8, 1999 in connection with private placement.
10.21 -- Convertible Promissory Note issued by Registrant to investor on February 8, 1999.
10.22 -- Registration Rights Agreement executed by Registrant on February 8,
         1999.
10.23 -- Consulting Agreement with Barry Stein dated February 27, 1997.
10.24 -- Registration Rights Agreement executed by Registrant on December 31, 1998.
10.25 -- Consulting agreement with Kevin Haggerty dated October 6, 1997.(1)
10.26 -- Consulting agreement with Maura Marx dated February 27, 1997.(1)
10.27 -- Rebiller Service Agreement with WorldCom Inc. dated June 30, 1997.(1)
10.28 -- Consulting Agreement with Barry Stein dated as of March 3, 1999.(1)
10.29 -- Agreement with Frontier Corp. dated April 1999.(1)
10.30 -- Consulting Agreement with Joseph Theismann dated April 30, 1999.(1)
10.31 -- Convertible Promissory Note dated July 20, 1999 in favor of Garth LLC
         (3)
10.32 -- Pledge and Security Agreement dated July 20, 1999 executed by Messrs. Sheppard and Stein and Ms. Marx (3)
10.33 -- Letter Agreement between H&H Acquisition Corporation and Barry Stein dated March 7, 1997.(3)
10.34 -  Warrant dated February 20, 1999 issued to Garth LLC (3)
10.35 - Bridge Loan Financing Agreement dated as of July 20, 1999 between the Registrant and Garth LLC (3)


23.1  -- Consent of Reminick Aarons & Company,  LLP.(4)


23.2  -- Consent of McLaughlin & Stern, LLP (included in Exhibit 5.1).
24    -- Power of Attorney (contained on signature page).


27    -- Financial Data  Schedule.(4)


Schedules other than those listed above have been omitted since they are either not required, are not applicable or the required information is shown in the financial statements or related notes.


(1) Included with Amendment No. 1.


(2) Included with Amendment No. 2.



(3) Included with Amendment No.  3.



(4) Included with this Amendment.


Exhibits with no footnote were included in the initial filing of the Registration Statement.

Item 28. Undertaking

The undersigned Registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a) (3) of the Securities Act;


     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) Include any additional or changed material information on the plan of distribution;

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

(b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer under the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:


     (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration as of the time it was declared effective.


     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

                                   SIGNATURES



In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Town of Ardsley, State of New York, on October 4, 1999.



                                              FINANCIAL INTRANET INC.

                                              By: /s/ Michael Sheppard
                                                  --------------------
                                                  Michael Sheppard
                                                  President

                                              By: /s/ Corey Rinker
                                                  --------------------
                                                  Corey Rinker
                                                  Vice President -- Finance
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Michael Sheppard and Maura Marx and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form SB-2, and to file the same, with all exhibits, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their substitutes, may lawfully do or cause to be done by virtue of this appointment.


Under the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Name                           Title                        Date
          ----                           -----                        ----
By: /s/ Michael Sheppard        Director, President, Chief       October 4, 1999
    ---------------------       Operating Officer
    Michael Sheppard

By:         *                   Director                         October 4, 1999
    ---------------------
    Steven S. Weller

By:         *                   Director                         October 4, 1999
    ---------------------
    Joseph F. Engelberger


* Under Power-of-Attorney


/s/ MICHAEL SHEPPARD

            *
    ---------------------
    Michael Sheppard


                                EXHIBIT INDEX


EXHIBIT                                                            PAGE
NUMBER       DESCRIPTION                                          NUMBER
-------      -----------                                          ------


23.1  --     Consent of Reminick, Aarons & Company,  LLP.


27    --     Financial Data Schedule.